As filed with the Securities and Exchange Commission on August 28, 2012

Investment Company Act File No. 811-10631

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM N-1A
REGISTRATION STATEMENT UNDER THE
INVESTMENT COMPANY ACT OF 1940	[X]
Amendment No. 12 (Check appropriate box or boxes)	[X]

MASTER INSTITUTIONAL MONEY MARKET LLC (Exact Name of Registrant as Specified in Charter)

One Financial Center Boston, Massachusetts 02111 (Address of Principal Executive Office)
(800) 626-1960 (Registrant’s Telephone Number, including Area Code)

John P. Moran Master Institutional Money Market LLC One Financial Center, 32nd Floor Boston, Massachusetts 02111 (Name and Address of Agent for Service)
Copies to:

John A. MacKinnon, Esq. Sidley Austin LLP 787 Seventh Avenue New York, New York 10019	Benjamin Archibald, Esq. BlackRock Advisors LLC 55 East 52nd Street New York, New York 10055

EXPLANATORY NOTE

This Registration Statement has been filed by Master Institutional Money Market LLC (the “Master LLC”) pursuant to Section 8(b) of the Investment Company Act of 1940, as amended (the “Investment Company Act”). However, interests in the Registrant are not being registered under the Securities Act of 1933, as amended (the “1933 Act”), because such interests will be issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant may be made only by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any interests in the Registrant.

This Registration Statement has been prepared as a single document consisting of Parts A, B and C, none of which is to be used or distributed as a stand alone document.

The Master LLC is part of a master-feeder structure (as described below). Part A of this Registration Statement should be read in conjunction with Post-Effective Amendment No. 44 of the Registration Statement on Form N-1A (Securities Act File No. 33-14190 and Investment Company Act File No. 811-05149) of Funds For Institutions Series (the “Trust”), as filed with the Securities and Exchange Commission (the “Commission”) on August 27, 2012, and as may be amended from time to time (the “Trust Registration Statement”). Part A of the Trust Registration Statement includes the prospectus of the Trust.

     The Master LLC consists of five series — Master Premier Institutional Portfolio (“Premier Institutional Portfolio”), Master Institutional Portfolio (“Institutional Portfolio”), Master Government Portfolio (“Government Portfolio”), Master Treasury Portfolio (“Treasury Portfolio”) and Master Institutional Tax-Exempt Portfolio (“Institutional Tax-Exempt Portfolio”) (each, a “Portfolio”).

The Trust consists of six series — FFI Premier Institutional Fund (“Premier Institutional Fund”), FFI Institutional Fund (“Institutional Fund”), FFI Select Institutional Fund (“Select Institutional Fund”), FFI Treasury Fund (“Treasury Fund”), FFI Government Fund (“Government Fund”) and FFI Institutional Tax-Exempt Fund (“Institutional Tax-Exempt Fund”). Each of Premier Institutional Fund, Institutional Fund, Select Institutional Fund and Institutional Tax-Exempt Fund invests all of its assets in a corresponding Portfolio of the Master LLC as set forth in the following chart:

Corresponding Feeder Fund	Corresponding Portfolio
Institutional Fund	Institutional Portfolio

Select Institutional Fund	Institutional Portfolio

Premier Institutional Fund	Premier Institutional Portfolio

Institutional Tax-Exempt Fund	Institutional Tax-Exempt Portfolio

Currently, these Funds are the only feeder funds that invest in the Master LLC. Institutional Fund, Premier Institutional Fund, Select Institutional Fund, Institutional Tax-Exempt Fund and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

PART A

AUGUST 28, 2012

MASTER INSTITUTIONAL MONEY MARKET LLC

Responses to Items 1, 2, 3, 4 and 13 have been omitted pursuant to Paragraph 2(b) of Instruction B of the general instructions to Form N-1A.

Item 5. Management

     Each Portfolio’s investment manager is BlackRock Advisors, LLC (“BlackRock” or the “Manager”).

Item 6. Purchase and Sale of Master LLC Interests

     Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

     There is no minimum initial or subsequent investment in a Portfolio. However, because each Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

     The Master LLC may reject any investment from any Feeder Fund or reject any investment order and suspend and resume the sale of any interest of any Portfolio at any time for any reason.

Item 7. Tax Information

     Each Portfolio intends to operate as a partnership for Federal income tax purposes. If a Portfolio has only one Feeder Fund, such Portfolio’s existence as an entity separate from its Feeder Fund is disregarded for Federal income tax purposes. Thus, each Portfolio will not be subject to any Federal income tax.

Item 8. Financial Intermediary Compensation

     Not applicable.

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Item 9. Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings.

(a) Investment Objectives

     The investment objective of each of Premier Institutional Portfolio and Institutional Portfolio is to seek maximum current income consistent with liquidity and the maintenance of a portfolio of high quality short-term money market securities. The investment objective of Government Portfolio is to seek current income consistent with liquidity and security of principal by investing in a portfolio of securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities. The investment objective of Treasury Portfolio is to seek current income consistent with liquidity and security of principal by investing in a portfolio of securities that are direct obligations of the U.S. Treasury. The investment objectives of Institutional Tax-Exempt Portfolio are to seek current income exempt from Federal income taxes, preservation of capital and liquidity available from investing in a diversified portfolio of short-term, high quality tax-exempt money market securities. Treasury Portfolio and Government Portfolio have not yet commenced operations.

(b) Implementation of Investment Objectives

     Each Portfolio is a money market fund managed pursuant to Rule 2a-7 under the Investment Company Act.

  Each Portfolio seeks to maintain a net asset value of $1.00 per share.

  Each Portfolio will maintain a dollar-weighted average maturity of 60 days or less and a dollar-weighted average life of all of its investments of 120 days or less.

  Pursuant to Rule 2a-7 under the Investment Company Act, each Portfolio is subject to a “general liquidity requirement” that requires that each Portfolio hold securities that are sufficiently liquid to meet reasonably foreseeable interestholder redemptions in light of its obligations under section 22(e) of the Investment Company Act regarding share redemptions and any commitments the Portfolio has made to interestholders. To comply with this general liquidity requirement, BlackRock must consider factors that could affect the Portfolio’s liquidity needs, including characteristics of the Portfolio’s investors and their likely redemptions. Depending upon the volatility of its cash flows (particularly shareholder redemptions), this may require a Portfolio to maintain greater liquidity than would be required by the daily and weekly minimum liquidity requirements discussed below.

  Each Portfolio will not acquire any illiquid securities (i.e., securities that cannot be sold or disposed of in the ordinary course of business within seven days at approximately the value ascribed to them by the Portfolio) if, immediately following such purchase, more than 5% of the Portfolio’s total assets are invested in illiquid securities. Each Portfolio (other than Institutional Tax-Exempt Portfolio) will not acquire any security other than a daily liquid asset unless, immediately following such purchase, at least 10% of its total assets would be invested in daily liquid assets, and no Portfolio will acquire any security other than a weekly liquid asset unless, immediately following such purchase, at least 30% of its total assets would be invested in weekly liquid assets. “Daily liquid assets” include (i) cash; (ii) direct obligations of the U.S. Government; and (iii) securities that will mature or are subject to a demand feature that is exercisable and payable within one business day. “Weekly liquid assets” include (i) and (ii) above as well as (iii) Government securities issued by a person controlled or supervised by and acting as an instrumentality of the U.S. Government pursuant to authority granted by the U.S. Congress, that are issued at a discount to the principal amount to be repaid at maturity and have a remaining maturity of 60 days or less; and (iv) securities that will mature or are subject to a demand feature that is exercisable and payable within five business days.

  Each Portfolio is ordinarily limited to investing so that immediately following any such acquisition not more than 5% of its total assets will be invested in securities issued by any one issuer (other than U.S. Government obligations, repurchase agreements collateralized by such securities and securities subject to certain guarantees or otherwise providing a right to demand payment) or, in the event that such securities are Second Tier Securities (as defined in Rule 2a-7), not more than 1/2 of 1% of the Portfolio’s total assets may be invested in such Second Tier Securities. In addition, Rule 2a-7 requires that not more than 3% of each Portfolio’s total assets be invested in Second Tier Securities and that Second Tier Securities may only be purchased if they have a remaining maturity of 45 days or less at the time of acquisition.

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Premier Institutional Portfolio and Institutional Portfolio

Outlined below are the principal strategies these Portfolios use in seeking to achieve their investment objectives:

     Each of Premier Institutional Portfolio and Institutional Portfolio tries to achieve its objectives by investing in a diversified portfolio of short-term U.S. dollar denominated money market securities. These instruments are dollar-denominated fixed-income securities that mature within 13 months, with certain exceptions. For example, certain government securities held by a Portfolio may have remaining maturities exceeding 13 months if such securities provide for adjustments in their interest rates not less frequently than every 13 months. Other than U.S. Government and U.S. Government agency securities and certain securities issued by U.S. Government sponsored enterprises or U.S. Government instrumentalities, the Portfolios only invest in short-term obligations (including short-term promissory notes issued by corporations, partnerships, trusts and other entities, whether or not secured) that (1) have been rated in the highest rating category for short-term debt obligations by at least two nationally recognized statistical rating organizations; (2) have been rated in the highest rating category by a single nationally recognized statistical rating organization if only one such organization has rated the security; (3) have been issued by an issuer rated in the highest rating category by a nationally recognized statistical rating organization with respect to a class of debt obligations that is comparable in priority and security with the investment; or (4) if not rated, are of comparable quality as determined by the Board of Directors of the Master LLC (the “Board”).

Portfolio management will vary the types of money market instruments in each Portfolio’s portfolio, as well as the Portfolio’s average maturity, in response to its assessment of the relative value of different securities and future short-term interest rates.

The money market obligations each Portfolio may buy are:

Bank Money Instruments — obligations of commercial banks or other depository institutions, such as (but not limited to) certificates of deposit, bankers’ acceptances, bank notes and time deposits. Each Portfolio may only invest in obligations of savings banks and savings and loan associations organized and operating in the United States. Each Portfolio may invest in obligations of commercial banks issued by U.S. depository institutions, foreign branches or subsidiaries of U.S. depository institutions (called Eurodollar obligations) or U.S. branches or subsidiaries of foreign depository institutions (called Yankeedollar obligations). Each Portfolio may invest in Eurodollar obligations only if they are general obligations of the parent bank and in Yankeedollar obligations only if the branch or subsidiary is subject to the same bank regulations as U.S. banks. Each Portfolio may also invest in bank money instruments issued by foreign branches and subsidiaries of foreign banks.

Commercial Paper — obligations, usually of nine months or less, issued by corporations, securities firms and other businesses for short-term funding.

Insurance Company Obligations — short-term funding agreements and guaranteed insurance contracts with fixed or floating interest rates.

Master Notes — variable principal amount demand instruments issued by securities firms and other corporate issuers.

      Municipal Obligations — high quality, short-term obligations issued by or on behalf of states, territories and possessions of the United States, the District of Columbia, and their respective authorities, agencies, instrumentalities and political subdivisions and derivative securities such as beneficial interests in municipal trust certificates and partnership trusts.

     Repurchase Agreements — In a repurchase agreement, a Portfolio buys a security from another party, which agrees to buy it back at an agreed upon time and price. Collateral for a repurchase agreement may include types of securities that a Portfolio could not hold directly without the repurchase obligation.

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Short-Term Obligations — corporate or foreign government debt and asset backed securities with a period of 397 days (13 months) or less remaining to maturity.

     U.S. Government Agency Securities — debt securities issued and/or guaranteed as to principal and interest by U.S. Government agencies, U.S. Government sponsored enterprises and U.S. Government instrumentalities. These securities may not be backed by the full faith and credit of the United States. U.S. Government sponsored enterprises are private corporations sponsored by the Federal government that have the legal status of government agencies, such as the Federal Home Loan Mortgage Corporation, the Student Loan Marketing Association or the Federal National Mortgage Association. Securities issued by these entities are generally not supported by the full faith and credit of the United States. U.S. Government instrumentalities are supranational entities sponsored by the U.S. and other governments such as the World Bank or the Inter-American Development Bank.

U.S. Government Securities — debt securities issued and/or guaranteed as to principal and interest by the U.S. Government and supported by the full faith and credit of the United States.

Variable and Floating Rate Obligations — obligations of government agencies, corporations, depository institutions or other issuers that periodically reset their interest rate to reflect a current market rate, such as the Federal funds rate or a bank’s prime rate, or the level of an interest rate index, such as the London Interbank Offered Rate (“LIBOR”) (a well-known short-term interest rate index).

Government Portfolio

Government Portfolio currently has no investments.

Outlined below are the principal strategies the Portfolio uses in seeking to achieve its investment objective:

     Government Portfolio tries to achieve its objective by investing all of its assets in U.S. Government securities, U.S. Government agency securities, and securities issued by U.S. Government sponsored enterprises, and repurchase agreements involving the securities described herein. This policy is a non-fundamental policy of the Portfolio and may only be changed with at least 60 days’ prior notice to interestholders. The Portfolio may invest in securities with remaining maturities of up to 397 days (13 months), with certain exceptions. For example, certain government securities held by the Portfolio may have remaining maturities exceeding 13 months if such securities provide for adjustments in their interest rates not less frequently than every 13 months.

     In seeking to achieve the Portfolio’s objectives, Portfolio management varies the kinds of direct U.S. Government securities held in the portfolio and its average maturity. Portfolio management decides which securities to buy and sell based on its assessment of the relative values of different securities and future interest rates. Portfolio management seeks to improve the Portfolio’s yield by taking advantage of differences in yield that regularly occur among securities of a similar kind. For example, market conditions frequently result in similar securities trading at different prices. Portfolio management seeks to improve the Portfolio’s yield by buying and selling securities based on these yield differences.

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The direct U.S. Government obligations the Portfolio may buy are:

•	U.S. Treasury obligations

•	U.S. Government agency securities

•	Variable rate U.S. Government agency obligations, which have interest rates that reset periodically prior to maturity based on a specific index or interest rate

•	Deposit receipts, which represent interests in component parts of U.S. Treasury bonds or other U.S. Government or U.S. Government agency securities
Treasury Portfolio

Treasury Portfolio currently has no investments.

Outlined below are the principal strategies the Portfolio uses in seeking to achieve its investment objective:

     Treasury Portfolio tries to achieve its objective by normally investing at least 80% of its net assets, plus the amount of any borrowing for investment purposes, in Treasury bills, notes and other direct obligations of the U.S. Treasury. This policy is a non-fundamental policy of the Portfolio and may only be changed with at least 60 days’ prior notice to interestholders. The Portfolio may invest in securities with remaining maturities of up to 397 days (13 months), with certain exceptions. For example, certain government securities held by the Portfolio may have remaining maturities exceeding 13 months if such securities provide for adjustments in their interest rates not less frequently than every 13 months.

     In seeking to achieve the Portfolio’s objective, Portfolio management varies the kinds of direct U.S. Treasury securities held in the portfolio and its average maturity. Portfolio management decides which securities to buy and sell based on its assessment of the relative values of different securities and future interest rates. Portfolio management seeks to improve the Portfolio’s yield by taking advantage of differences in yield that regularly occur among securities of a similar kind. For example, market conditions frequently result in similar securities trading at different prices. Portfolio management seeks to improve the Portfolio’s yield by buying and selling securities based on these yield differences.

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The direct U.S. Treasury obligations the Portfolio may buy are:

•	U.S. Treasury bills and notes

•	Variable rate U.S. Treasury obligations, which have interest rates that reset periodically prior to maturity based on a specific index or interest rate

•	Deposit receipts, which represent interests in component parts of U.S. Treasury Bonds

Institutional Tax-Exempt Portfolio

Outlined below are the principal strategies the Portfolio uses in seeking to achieve its investment objectives:

     Institutional Tax-Exempt Portfolio has adopted a fundamental policy (that may not be changed without shareholder approval) to invest, under normal circumstances, (i) at least 80% of its assets (defined to include net assets plus borrowings for investment purposes) in investments the income from which, in the opinion of counsel to the issuer, is exempt from Federal income tax or (ii) so that at least 80% of the income that it distributes will be exempt from Federal income tax. These requirements apply to investments or distributions that are exempt from Federal income tax under both the regular tax rules and the alternative minimum tax rules. The Portfolio may invest in securities with remaining maturities of up to 397 days (13 months), with certain exceptions. For example, certain government securities held by the Portfolio may have remaining maturities exceeding 13 months if such securities provide for adjustments in their interest rates not less frequently than every 13 months.

     Portfolio management will seek to keep the Portfolio fully invested to maximize the yield on the Portfolio’s portfolio. However, because the Portfolio does not intend to realize taxable investment income, it will not invest in taxable short-term money market securities. Therefore, there may be times when the Portfolio has uninvested cash, which will reduce its yield.

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The short-term tax-exempt securities the Portfolio may buy are:

Short-Term Tax-Exempt Derivatives — a variety of securities that generally represent the Portfolio’s ownership interest in one or more municipal bonds held by a trust or partnership coupled with a contractual right to sell (put) that interest to a financial institution, periodically or on demand, for a price equal to face value. Income on the underlying municipal bonds is “passed through” the trust or partnership to the Portfolio and other institutions that have an ownership interest. Depending on the particular security, the Portfolio may receive pass-through income at a fixed interest rate or a floating municipal money market interest rate.

Tax-Exempt Bonds — long-term debt obligations that pay interest that is, in the opinion of counsel to the issuer, exempt from Federal income tax. The Portfolio will only invest in long-term debt obligations that have remaining maturities of 397 days (13 months) or less or that the Portfolio has a contractual right to sell periodically or on demand within that time.

Tax-Exempt Commercial Paper — short-term unsecured promissory notes used to finance general short-term credit needs.

Tax-Exempt Notes — short-term municipal debt obligations often used to provide interim financing in anticipation of tax collection, bond sales or other revenues.

Variable Rate Demand Notes — floating rate securities that combine an interest in a long-term municipal bond with a right to demand payment periodically or on notice. The Portfolio may also buy a participation interest in variable rate demand notes owned by a commercial bank or other financial institution. When the Portfolio purchases a participation interest, it receives the right to demand payment on notice to the owner of the note.

All Portfolios

Other strategies. In addition to the principal strategies discussed above, the Portfolios may use certain other investment strategies.

     Affiliated Money Market Funds (Premier Institutional Portfolio, Institutional Portfolio) — Each of Premier Institutional Portfolio and Institutional Portfolio may invest uninvested cash balances in affiliated money market funds.

     Borrowing (All Portfolios) — Each Portfolio may borrow only to meet redemptions.

     Illiquid/Restricted Securities (All Portfolios) — Each Portfolio may invest up to 5% of its total assets in illiquid securities that it cannot sell within seven days at approximately current value. Each Portfolio may also invest in restricted securities, which are securities that cannot be offered for public resale unless registered under the applicable securities laws or that have a contractual restriction that prohibits or limits their resale, such as Rule 144A securities. Institutional Tax-Exempt Portfolio is limited to investing up to 10% of its total assets (including any amount invested in illiquid securities) in restricted securities. Restricted securities may include private placement securities that have not been registered under the applicable securities laws. Restricted securities may not be listed on an exchange and may have no active trading market. Rule 144A securities are restricted securities that can be resold to qualified institutional buyers but not to the general public and may be considered to be liquid securities.

     Investment Companies (Premier Institutional Portfolio, Institutional Portfolio) — Each of Premier Institutional Portfolio and Institutional Portfolio has the ability to invest in other investment companies, such as exchange-traded funds, unit investment trusts, and open-end and closed-end funds, including affiliated investment companies. These investments may include certain variable rate demand securities issued by closed-end funds, which invest primarily in portfolios of taxable or tax-exempt securities. It is anticipated that the payments made on the variable rate demand securities issued by closed-end municipal bond funds will be exempt from Federal income tax.

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     Municipal Lease Obligations (Institutional Tax-Exempt Portfolio) — Municipal lease obligations are participation certificates issued by government authorities to finance the acquisition, development or construction of equipment, land or facilities. The certificates represent participations in a lease or similar agreement and may be backed by the municipal issuer’s promise to budget for and appropriate funds to make payments due under the lease, but it is not obligated to do so.

     Other Eligible Investments (Premier Institutional Portfolio, Institutional Portfolio) — Each of Premier Institutional Portfolio and Institutional Portfolio may invest in other money market instruments permitted by Commission rules governing money market funds.

     Private Activity Bonds (Institutional Tax-Exempt Portfolio) — Institutional Tax-Exempt Portfolio may invest up to 20% of its net assets in certain municipal securities, known as “private activity bonds,” which may be subject to the Federal alternative minimum tax.

     Purchase and Sale Contracts (Government Portfolio, Treasury Portfolio) — A purchase and sale contract is similar to a repurchase agreement, but purchase and sale contracts also provide that the purchaser receives any interest on the security paid during the period. Government Portfolio may invest in the U.S. Government securities described in this Item 9 “Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings — (b) Implementation of Investment Objectives — Government Portfolio” pursuant to purchase and sale contracts. Treasury Portfolio may invest in the U.S. Treasury securities described in this Item 9 “Investment Objectives, Principal Investment Strategies, Related Risks and Disclosure of Portfolio Holdings — (b) Implementation of Investment Objectives — Treasury Portfolio” pursuant to purchase and sale contracts.

     Repurchase Agreements (Treasury Portfolio) — Treasury Portfolio may enter into certain types of repurchase agreements involving the securities described herein. Under a repurchase agreement, the seller agrees to repurchase a security at a mutually agreed-upon time and price. Treasury Portfolio is permitted to invest up to 10% of its assets in repurchase agreements; however, Treasury Portfolio will only enter into repurchase agreements when, in the opinion of BlackRock, prevailing or persistent market conditions make it necessary to do so.

     Reverse Repurchase Agreements (Premier Institutional Portfolio, Institutional Portfolio, Government Portfolio) — In a reverse repurchase agreement, a Portfolio sells a security to another party and agrees to buy it back at a specific time and price. Premier Institutional Portfolio and Institutional Portfolio each may enter into reverse repurchase agreements involving the money market securities held by each Portfolio. Government Portfolio may enter into reverse repurchase agreements involving U.S. Government securities, U.S. Government agency securities, and securities issued by U.S. Government sponsored enterprises.

     Securities Lending (All Portfolios except Institutional Tax-Exempt Portfolio) — Each Portfolio may lend securities with a value up to 33 1/3% of its total assets to financial institutions that provide cash or securities issued or guaranteed by the U.S. Government as collateral.

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     Temporary Defensive Strategy (Treasury Portfolio) — As a temporary defensive strategy, for example, in order for Treasury Portfolio to avoid generating a negative yield as a result of the historically low yields offered on U.S. Treasury securities and certain short-term U.S. Government agency securities, Treasury Portfolio may invest up to 20% of its net assets in (i) debt securities issued or guaranteed by the U.S. Government or its agencies or instrumentalities (including debt securities guaranteed by the Federal Deposit Insurance Corporation (“FDIC”)), and (ii) repurchase agreements that are secured with collateral issued or guaranteed by the U.S. Government or its agencies or instrumentalities (including debt securities guaranteed by the FDIC).

     When-Issued and Delayed Delivery Securities and Forward Commitments (All Portfolios) — Premier Institutional Portfolio and Institutional Portfolio each may buy or sell money market securities on a when-issued, delayed-delivery and forward commitment basis, Government Portfolio may buy and sell U.S. Government securities on a when-issued, delayed delivery or forward commitment basis, Treasury Portfolio may buy and sell U.S. Treasury securities on a when-issued, delayed delivery or forward commitment basis and Institutional Tax-Exempt Portfolio may buy or sell short-term tax-exempt securities on a when-issued, delayed delivery or forward commitment basis. The purchase or sale of securities on a when-issued basis or on a delayed delivery basis or through a forward commitment involves the purchase or sale of securities by a Portfolio at an established price with payment and delivery taking place in the future. A Portfolio enters into these transactions to obtain what is considered an advantageous price to the Portfolio at the time of entering into the transaction.

     (c) Risks

     This section contains a discussion of the general risks of investing in each Portfolio. As with any fund, there can be no guarantee that a Portfolio will meet its objectives, or that a Portfolio’s performance will be positive over any period of time. An investment in a Portfolio is not a deposit in any bank and is not insured or guaranteed by the FDIC or by any bank or government agency. Although each Portfolio seeks to preserve the value of your investment at $1.00 per share, it is possible to lose money by investing in a Portfolio.

      Set forth below are the principal risks of investing in the Portfolios.

     Asset-Backed Securities Risk (Premier Institutional Portfolio, Institutional Portfolio) — Asset-backed securities represent interests in “pools” of assets, including consumer loans or receivables held in trust. Asset-backed, like traditional fixed-income securities, are subject to credit, interest rate, prepayment and extension risks.

     A Portfolio’s investments in asset-backed securities are subject to additional risks associated with the nature of the assets and the servicing of those assets. These securities also are subject to the risk of default on the underlying assets, particularly during periods of economic downturn.

     Asset-backed securities entail the risk that, in certain states, it may be difficult to perfect the liens securing the collateral backing certain asset-backed securities. In addition, certain asset-backed securities are based on loans that are unsecured, which means that there is no collateral to seize if the underlying borrower defaults.

     Credit Risk (All Portfolios) — Credit risk refers to the possibility that the issuer of a security owned by a Portfolio will not be able to make principal or interest payments when due. Changes in an issuer’s credit rating or the market’s perception of an issuer’s creditworthiness may affect the value of a Portfolio’s investment in that issuer. The degree of credit risk depends on both the financial condition of the issuer and the terms of the obligation.

     Extension Risk (Premier Institutional Portfolio, Institutional Portfolio) — When interest rates rise, certain obligations will be paid off by the obligor more slowly than anticipated, causing the value of these securities to fall. Rising interest rates tend to extend the duration of securities, making them more sensitive to changes in interest rates. The value of longer-term securities generally changes more in response to changes in interest rates than shorter-term securities. As a result, in a period of rising interest rates, securities may exhibit additional volatility and may lose value.

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     Foreign Securities Risk (Premier Institutional Portfolio, Institutional Portfolio) — Premier Institutional Portfolio and Institutional Portfolio may invest in U.S. dollar denominated money market instruments and other U.S. dollar denominated short-term debt obligations issued by foreign banks and similar institutions. Although a Portfolio will invest in these securities only if Portfolio management determines they are of comparable quality to the Portfolio’s U.S. investments, investing in securities of foreign issuers involves some additional risks that can increase the chances that a Portfolio will lose money. These risks include the possibly higher costs of foreign investing, the possibility of adverse political, economic or other developments and the often smaller size of foreign markets, which may make it difficult for a Portfolio to buy and sell securities in those markets. In addition, prices of foreign securities may go up and down more than prices of securities traded in the United States.

     Income Risk (All Portfolios) — Each Portfolio’s yield will vary as the short-term securities in its portfolio mature and the proceeds are reinvested in securities with different interest rates.

     Interest Rate Risk (All Portfolios) — Interest rate risk is the risk that the value of a debt security may fall when interest rates rise. In general, the market price of debt securities with longer maturities will go up or down more in response to changes in interest rates than the market price of shorter term securitie s.

     Additionally, securities issued or guaranteed by the U.S. Government, its agencies, instrumentalities and sponsored enterprises have historically involved little risk of loss of principal if held to maturity. However, due to fluctuations in interest rates, the market value of such securities may vary during the period shareholders own shares of a Portfolio.

     Market Risk and Selection Risk (All Portfolios) — Market risk is the risk that one or more markets in which a Portfolio invests will go down in value, including the possibility that the markets will go down sharply and unpredictably. Selection risk is the risk that the securities selected by Portfolio management will underperform the markets, the relevant indices or the securities selected by other funds with similar investment objectives and investment strategies. This means you may lose money.

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      Municipal Securities Risks (Premier Institutional Portfolio, Institutional Portfolio, Institutional Tax-Exempt Portfolio) — Municipal securities risks include the ability of the issuer to repay the obligation, the relative lack of information about certain issuers of municipal securities, and the possibility of future legislative changes which could affect the market for and value of municipal securities. These risks include:

General Obligation Bonds Risks — The full faith, credit and taxing power of the municipality that issues a general obligation bond secures payment of interest and repayment of principal. Timely payments depend on the issuer’s credit quality, ability to raise tax revenues and ability to maintain an adequate tax base.

Revenue Bonds Risks — Payments of interest and principal on revenue bonds are made only from the revenues generated by a particular facility, class of facilities or the proceeds of a special tax or other revenue source. These payments depend on the money earned by the particular facility or class of facilities, or the amount of revenues derived from another source.

Private Activity Bonds Risks — Municipalities and other public authorities issue private activity bonds to finance development of industrial facilities for use by a private enterprise. The private enterprise pays the principal and interest on the bond, and the issuer does not pledge its full faith, credit and taxing power for repayment. If the private enterprise defaults on its payments, the Portfolio may not receive any income or get its money back from the investment.

Moral Obligation Bonds Risks — Moral obligation bonds are generally issued by special purpose public authorities of a state or municipality. If the issuer is unable to meet its obligations, repayment of these bonds becomes a moral commitment, but not a legal obligation, of the state or municipality.

Municipal Notes Risks — Municipal notes are shorter term municipal debt obligations. They may provide interim financing in anticipation of, and are secured by, tax collection, bond sales or revenue receipts. If there is a shortfall in the anticipated proceeds, the notes may not be fully repaid and the Portfolio may lose money.

Municipal Lease Obligations Risks — In a municipal lease obligation, the issuer agrees to make payments when due on the lease obligation. The issuer will generally appropriate municipal funds for that purpose, but is not obligated to do so. Although the issuer does not pledge its unlimited taxing power for payment of the lease obligation, the lease obligation is secured by the leased property. However, if the issuer does not fulfill its payment obligation it may be difficult to sell the property and the proceeds of a sale may not cover the Portfolio’s loss.

Tax-Exempt Status Risk — In making investments, the Portfolio and the Manager will rely on the opinion of issuers’ bond counsel and, in the case of derivative securities, sponsors’ counsel, on the tax-exempt status of interest on municipal obligations and payments under tax-exempt derivative securities. Neither the Portfolio nor its Manager will independently review the bases for those tax opinions. If any of those tax opinions are ultimately determined to be incorrect or if events occur after the security is acquired that impact the security’s tax-exempt status, the Portfolio and its shareholders could be subject to substantial tax liabilities. The Internal Revenue Service (the “IRS”) has generally not ruled on the taxability of the securities. An assertion by the IRS that a portfolio security is not exempt from Federal income tax (contrary to indications from the issuer) could affect the Portfolio’s and interestholder’s income tax liability for the current or past years and could create liability for information reporting penalties. In addition, an IRS assertion of taxability may impair the liquidity and the fair market value of the securities.

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     Prepayment Risk (Premier Institutional Portfolio, Institutional Portfolio) — When interest rates fall, certain obligations will be paid off by the obligor more quickly than originally anticipated, and the Portfolio may have to invest the proceeds in securities with lower yields. In periods of falling interest rates, the rate of prepayments tends to increase (as does price fluctuation) as borrowers are motivated to pay off debt and refinance at new lower rates. During such periods, reinvestment of the prepayment proceeds by the management team will generally be at lower rates of return than the return on the assets that were prepaid. Prepayment reduces the yield to maturity and the average life of the security.

     Repurchase Agreement Risk (Premier Institutional Portfolio, Institutional Portfolio, Government Portfolio Principal Risk; Treasury Portfolio Other Risk) — If the other party to a repurchase agreement defaults on its obligation under the agreement, a Portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement. If the seller fails to repurchase the security and the market value of the security declines, the Portfolio may lose money.

     Taxability Risk (Institutional Tax-Exempt Portfolio) — Institutional Tax-Exempt Portfolio intends to minimize the payment of taxable income to shareholders by investing in tax-exempt or municipal securities in reliance at the time of purchase on an opinion of bond counsel to the issuer that the interest paid on those securities will be excludable from gross income for Federal income tax purposes. Such securities, however, may be determined to pay, or have paid, taxable income subsequent to the Portfolio’s acquisition of the securities. In that event, the IRS may demand that the Portfolio pay Federal income taxes on its allocable share of the affected interest income, and, if the Portfolio agrees to do so, the Portfolio’s yield could be adversely affected. In addition, the treatment of dividends previously paid or to be paid by the Portfolio as “exempt interest dividends” could be adversely affected, subjecting the Portfolio’s shareholders to increased Federal income tax liabilities. If the interest paid on any tax-exempt or municipal security held by the Portfolio is subsequently determined to be taxable, the Portfolio will dispose of that security as soon as reasonably practicable. In addition, future laws, regulations, rulings or court decisions may cause interest on municipal securities to be subject, directly or indirectly, to Federal income taxation or may otherwise prevent the Portfolio from realizing the full current benefit of the tax-exempt status of such securities. Any such change could also affect the market price of such securities, and thus the value of an investment in the Portfolio.

     Treasury Obligations Risk (All Portfolios) — Treasury obligations may differ in their interest rates, maturities, times of issuance and other characteristics. Direct obligations of the U.S. Treasury have historically involved little risk of loss of principal if held to maturity. However, due to fluctuations in interest rates, the market value of such securities may vary during the period interestholders own interests in the Portfolio.

     U.S. Government Obligations Risk (All Portfolios except Institutional Tax-Exempt Portfolio) — Obligations of U.S. Government agencies, authorities, instrumentalities and sponsored enterprises have historically involved little risk of loss of principal if held to maturity. However, not all U.S. Government securities are backed by the full faith and credit of the United States. Obligations of certain agencies, authorities, instrumentalities and sponsored enterprises of the U.S. Government are backed by the full faith and credit of the United States (e.g., the Government National Mortgage Association); other obligations are backed by the right of the issuer to borrow from the U.S. Treasury (e.g., the Federal Home Loan Banks) and others are supported by the discretionary authority of the U.S. Government to purchase an agency’s obligations. Still others are backed only by the credit of the agency, authority, instrumentality or sponsored enterprise issuing the obligation. No assurance can be given that the U.S. Government would provide financial support to any of these entities if it is not obligated to do so by law.

      Variable and Floating Rate Instrument Risk (All Portfolios except Institutional Tax-Exempt Portfolio) — The absence of an active market could make it difficult for a Portfolio to dispose of these securities if the issuer defaults.

      Variable Rate Demand Notes and Municipal or Tax-Exempt Derivatives Credit Risk (Institutional Tax-Exempt Portfolio) — Investments in variable rate demand notes or short-term municipal or tax-exempt derivatives involve credit risk with respect to the financial institution providing the Portfolio with the right to demand payment or put (sell) the security. While the Portfolio invests only in short-term municipal or tax-exempt securities that are issued by high quality issuers, or that are backed by high quality financial institutions, those issuers or financial institutions may still default on their obligations. Short-term municipal or tax-exempt derivatives present certain unresolved tax, legal, regulatory and accounting issues not presented by investments in other short-term municipal or tax-exempt securities. These issues might be resolved in a manner adverse to the Portfolio.

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Each Portfolio (except as noted) may also be subject to certain other risks associated with its investments and investment strategies, including:

     Borrowing Risk (All Portfolios) — Borrowing may exaggerate changes in the net asset value of Portfolio interests and in the yield on the Portfolio’s portfolio. Borrowing will cost a Portfolio interest expense and other fees. The cost of borrowing money may reduce a Portfolio’s return. Borrowing may cause the Portfolio to liquidate positions when it may not be advantageous to do so to satisfy its obligations.

     Expense Risk (All Portfolios) — Portfolio expenses are subject to a variety of factors, including fluctuations in the Portfolio’s net assets. Accordingly, actual expenses may be greater or less than those indicated. For example, to the extent that the Portfolio’s net assets decrease due to market declines or redemptions, the Portfolio’s expenses will increase as a percentage of Portfolio net assets. During periods of high market volatility, these increases in the Portfolio’s expense ratio could be significant.

     Insurance Risk (Institutional Tax-Exempt Portfolio) — Institutional Tax-Exempt Portfolio may purchase municipal securities that are secured by insurance. The credit quality of the companies that provide such credit enhancements will affect the value of those securities. Certain significant providers of insurance for municipal securities have recently incurred significant losses as a result of exposure to sub-prime mortgages and other lower credit quality investments that have experienced recent defaults or otherwise suffered extreme credit deterioration. As a result, such losses have reduced the insurers’ capital and called into question their continued ability to perform their obligations under such insurance if they are called upon to do so in the future. While an insured municipal security will typically be deemed to have the rating of its insurer, if the insurer of a municipal security suffers a downgrade in its credit rating or the market discounts the value of the insurance provided by the insurer, the rating of the underlying municipal security will be more relevant and the value of the municipal security would more closely, if not entirely, reflect such rating. The insurance feature of a municipal security is intended to support the full payment of principal and interest through the life of an insured obligation, but such support is dependent upon the solvency or claims paying ability of the insurer.

     Investment in Other Investment Companies Risk (Premier Institutional Portfolio, Institutional Portfolio) — As with other investments, investments in other investment companies are subject to market and selection risk. In addition, if a Portfolio acquires shares of investment companies, shareholders bear both their proportionate share of expenses in the Portfolio (including management and advisory fees) and, indirectly, the expenses of the investment companies.

     Liquidity Risk (All Portfolios) — Liquidity risk refers to the possibility that it may be difficult or impossible to sell certain positions at an acceptable price.

     Purchase and Sale Contract Risk (Government Portfolio, Treasury Portfolio) — If the other party to a purchase and sale contract defaults on its obligation under the agreement, a Portfolio may suffer delays and incur costs or lose money in exercising its rights under the agreement.

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    Regulatory Risk (All Portfolios)  —  In 2010, the Commission adopted amendments to money market fund regulations, which imposed new liquidity, credit quality, and maturity requirements on all money market funds.  In addition, the Commission may adopt additional reforms to money market fund regulation.  These or any other legal or regulatory changes may affect a Portfolio’s operations and/or return potential.

    Reverse Repurchase Agreement Risk (Premier Institutional Portfolio, Institutional Portfolio, Government Portfolio) — Reverse repurchase agreements involve the sale of securities held by a Portfolio with an agreement to repurchase the securities at an agreed-upon price, date and interest payment. Reverse repurchase agreements involve the risk that the other party to the agreement may fail to return the securities in a timely manner or at all. A Portfolio could lose money if it is unable to recover the securities and the value of the collateral held by the Portfolio, including the value of investments made with cash collateral, is less than the value of the securities. These events could also trigger adverse tax consequences to a Portfolio.

     Securities Lending Risk (All Portfolios except Institutional Tax-Exempt Portfolio) — Securities lending involves the risk that the borrower may fail to return the securities in a timely manner or at all. As a result, a Portfolio may lose money and there may be a delay in recovering the loaned securities. A Portfolio could also lose money if it does not recover the securities and/or the value of the collateral falls, including the value of investments made with cash collateral. These events could trigger adverse tax consequences to the Portfolio.

     When-Issued and Delayed Delivery Securities and Forward Commitments Risk (All Portfolios) — When-issued and delayed delivery securities and forward commitments involve the risk that the security that a Portfolio buys will lose value prior to its delivery. There also is the risk that the security will not be issued or that the other party to the transaction will not meet its obligation. If this occurs, a Portfolio loses both the investment opportunity for the assets it set aside to pay for the security and any gain in the security’s price.

(d) Portfolio Holdings

     For a discussion of the Master LLC’s policies and procedures regarding selective disclosure of portfolio holdings, see Part B of this Registration Statement.

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Item 10. Management, Organization, and Capital Structure.

(a)(1) Manager

BlackRock, 100 Bellevue Parkway, Wilmington, Delaware 19809, manages the investments of Premier Institutional Portfolio, Institutional Portfolio and Institutional Tax-Exempt Portfolio and their business operations subject to the oversight of the Board. While the Manager is ultimately responsible for the management of these Portfolios, it is able to draw upon the research and expertise of its asset management affiliates for portfolio decisions and management with respect to certain portfolio securities. The Manager is an indirect, wholly-owned subsidiary of BlackRock, Inc. (Treasury Portfolio and Government Portfolio do not currently have any investments and do not, therefore, currently have an investment advisory agreement in place.)

     The Manager is responsible for the day-to-day management of each Portfolio’s portfolio. The Manager has the responsibility for making all investment decisions for Premier Institutional Portfolio, Institutional Portfolio and Institutional Tax-Exempt Portfolio.

     The Master LLC, on behalf of Premier Institutional Portfolio, Institutional Portfolio and Institutional Tax-Exempt Portfolio, has entered into a management agreement (the “Management Agreement”) pursuant to which the Manager receives a fee, based on each Portfolio’s average daily net assets, at the following annual rates:

Portfolio Name	Management Fee Rate As a % of Average Daily Net Assets
Premier Institutional Portfolio	0.05%
Institutional Portfolio	0.05%
Institutional Tax-Exempt Portfolio	0.05%

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        Pursuant to the Management Agreement, the Manager may from time to time, in its sole discretion to the extent permitted by applicable law, appoint one or more sub-advisers, including, without limitation, affiliates of BlackRock, Inc., to perform investment advisory services with respect to the Portfolios. In addition, the Manager may delegate certain of its investment advisory functions under the Management Agreement to one or more of its affiliates to the extent permitted by applicable law. The Manager may terminate any or all sub-advisers or such delegation arrangements in its sole discretion at any time to the extent permitted by applicable law.

        A discussion of the basis for the Board’s approval of the Management Agreement is included in the Master LLC’s semi-annual report for the fiscal period ended October 31, 2011.

        The Manager was organized in 1994 to perform advisory services for investment companies. The Manager and its affiliates had approximately $3.560 trillion in investment company and other portfolio assets under management as of June 30, 2012.

     From time to time, a manager, analyst, or other employee of the Manager or its affiliates may express views regarding a particular asset class, company, security, industry, or market sector. The views expressed by any such person are the views of only that individual as of the time expressed and do not necessarily represent the views of the Manager or any other person within the BlackRock organization. Any such views are subject to change at any time based upon market or other conditions and the Manager disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for the Master LLC are based on numerous factors, may not be relied on as an indication of trading intent on behalf of the Master LLC.

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Conflicts of Interest

      The investment activities of BlackRock and its affiliates (including BlackRock, Inc. and The PNC Financial Services Group, Inc. and their affiliates, directors, partners, trustees, managing members, officers and employees (collectively, the “Affiliates”)) in the management of, or their interest in, their own accounts and other accounts they manage, may present conflicts of interest that could disadvantage a Portfolio and its shareholders. BlackRock and its Affiliates provide investment management services to other funds and discretionary managed accounts that follow investment programs similar to those of the Portfolios. BlackRock and its Affiliates are involved worldwide with a broad spectrum of financial services and asset management activities and may engage in the ordinary course of business in activities in which their interests or the interests of their clients may conflict with those of the Portfolios. One or more Affiliates act or may act as an investor, investment banker, research provider, investment manager, financier, advisor, market maker, trader, prime broker, lender, agent and principal, and have other direct and indirect interests, in securities, currencies and other instruments in which the Portfolios directly and indirectly invest. Thus, it is likely that the Portfolios will have multiple business relationships with and will invest in, engage in transactions with, make voting decisions with respect to, or obtain services from entities for which an Affiliate performs or seeks to perform investment banking or other services. One or more Affiliates may engage in proprietary trading and advise accounts and funds that have investment objectives similar to those of the Portfolios and/or that engage in and compete for transactions in the same types of securities, currencies and other instruments as the Portfolios. The trading activities of these Affiliates are carried out without reference to positions held directly or indirectly by the Portfolios and may result in an Affiliate having positions that are adverse to those of the Portfolios. No Affiliate is under any obligation to share any investment opportunity, idea or strategy with the Portfolios. As a result, an Affiliate may compete with the Portfolios for appropriate investment opportunities. The results of the Portfolios’ investment activities, therefore, may differ from those of an Affiliate and of other accounts managed by an Affiliate , and it is possible that the Portfolios could sustain losses during periods in which one or more Affiliates and other accounts achieve profits on their trading for proprietary or other accounts. The opposite result is also possible. In addition, the Portfolios may, from time to time, enter into transactions in which an Affiliate or its other clients have an adverse interest. Furthermore, transactions undertaken by Affiliate-advised clients may adversely impact the Portfolios. Transactions by one or more Affiliate-advised clients or BlackRock may have the effect of diluting or otherwise disadvantaging the values, prices or investment strategies of the Portfolios. The Portfolios’ activities may be limited because of regulatory restrictions applicable to one or more Affiliates, and/or their internal policies designed to comply with such restrictions. In addition, the Portfolios may invest in securities of companies with which an Affiliate has or is trying to develop investment banking relationships or in which an Affiliate has significant debt or equity investments. The Portfolios also may invest in securities of companies for which an Affiliate provides or may some day provide research coverage. An Affiliate may have business relationships with and purchase or distribute or sell services or products from or to distributors, consultants or others who recommend the Portfolios or who engage in transactions with or for the Portfolios, and may receive compensation for such services. The Portfolios may also make brokerage and other payments to Affiliates in connection with the Portfolios’ portfolio investment transactions.

        Under a securities lending program approved by the Board with respect to Premier Institutional Portfolio and Institutional Portfolio, the Portfolios have retained an Affiliate of the Manager to serve as the securities lending agent for the Portfolios to the extent that the Portfolios engage in the securities lending program. For these services, the lending agent may receive a fee from a Portfolio, including a fee based on the returns earned on that Portfolio’s investment of the cash received as collateral for the loaned securities. In addition, one or more Affiliates may be among the entities to which a Portfolio may lend its portfolio securities under the securities lending program.

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        The activities of Affiliates may give rise to other conflicts of interest that could disadvantage a Portfolio and its interestholders. BlackRock has adopted policies and procedures designed to address these potential conflicts of interest. See Part B of this Registration Statement for further information.

(a)(2) Portfolio Managers. Not Applicable.

(b) Capital Stock

Investors in the Master LLC have no preemptive or conversion rights, and interests in the Master LLC are fully paid and non-assessable. The Master LLC has no current intention to hold annual meetings of investors, except to the extent required by the Investment Company Act, but will hold special meetings of investors when, in the judgment of the Directors of the Master LLC, it is necessary or desirable to submit matters for an investor vote. Upon liquidation of a Portfolio, Feeder Funds would be entitled to their pro rata share of the assets of such Portfolio that are available for distribution.

Smaller Feeder Funds may be harmed by the actions of larger Feeder Funds. For example, a larger Feeder Fund could have more voting power than a smaller Feeder Fund over the operations of a Portfolio. A Feeder Fund may withdraw from the Portfolio at any time and may invest all of its assets in another pooled investment vehicle or retain an investment adviser to manage the Feeder Fund’s assets directly. Each Feeder Fund is entitled to a vote in proportion to its investment in the corresponding Portfolio. Each Feeder Fund generally will participate in the earnings, dividends and assets of the corresponding Portfolio in accordance with its pro rata interest in the corresponding Portfolio.

Investments in the Master LLC may not be transferred. A Feeder Fund may withdraw all or any portion of its investment in the corresponding Portfolio at net asset value on any day on which both the New York Stock Exchange (the “Exchange”) and the Federal Reserve banks are open and the bond market is open for trading, subject to certain exceptions. For more information about the ability of a Feeder Fund to withdraw all or any portion of its investment in the corresponding Portfolio, please see Item 11 herein.

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Item 11. Shareholder Information.

(a) Pricing of Interests in the Master LLC.

     The amortized cost method is used in calculating each Portfolio’s net asset value, meaning that the calculation is based on a valuation of the assets held by each Portfolio at cost, with adjustments for any discounts or premiums on a security at the time of purchase. The net asset value of each Portfolio is the offering price. Interests are also redeemed at their net asset value. The net asset value per interest for purposes of pricing orders for both the purchase and the redemption of Portfolio interests is determined daily on days that both the Exchange and the Federal Reserve are open for business, and the bond markets are open for trading (“business day”). Currently, the only scheduled days on which the Exchange is open and the Federal Reserve banks are closed are Columbus Day and Veterans’ Day. The only scheduled day on which the Federal Reserve banks are open and the Exchange is closed is Good Friday. On any business day that the Exchange does not close early and/or the Securities Industry and Financial Markets Association (“SIFMA”) does not recommend that the securities markets close early, net asset value is determined as of 5:00 p.m. (Eastern time) for Premier Institutional Portfolio, Institutional Portfolio and Government Portfolio, and as of 4:00 p.m. (Eastern time) for Institutional Tax-Exempt Portfolio and Treasury Portfolio. On any day the Exchange closes early and/or SIFMA recommends an early close, the time for determination of net asset value of the Portfolio will be 15 minutes following the time that each Portfolio determines, in its discretion, to cease accepting orders for purchases and redemptions of interests.1

     The Portfolios reserve the right to advance the time for accepting purchase or redemption orders for same business day credit on any day when the Exchange, bond markets (as recommended by SIFMA) or the Federal Reserve banks close early1, trading on the Exchange is restricted, an emergency arises or as otherwise permitted by the Commission. In addition, the Board may, for any business day, decide to change the time as of which a Portfolio’s net asset value is calculated in response to new developments such as altered trading hours, or as otherwise permitted by the Commission.

     In the event the Exchange does not open for business because of an emergency or other unanticipated event, the Portfolios may, but are not required to, open for purchase or redemption transactions if the Federal Reserve wire payment system is open. To learn whether a Portfolio is open for business during an emergency or an unanticipated Exchange closing, please call (800) 225-1576.

      Expenses, including the fee payable to the Manager, are accrued daily. Each investor in a Portfolio may add to or reduce its investment in the Portfolio on every business day. The value of each investor’s interest in a Portfolio will be determined by multiplying the net asset value of the Portfolio by the percentage, effective for that day, that represents the investor’s share of the aggregate interests in the Portfolio. Any additions or withdrawals to be effected on that day will then be effected. The investor’s percentage of the aggregate interests in the Portfolio will then be recomputed as the percentage equal to the fraction (i) the numerator of which is the value of such investor’s investment in the Portfolio as of the time of determination on such day plus or minus, as the case may be, the amount of any additions to or withdrawals from the investor’s investment in the Portfolio effected on such day, and (ii) the denominator of which is the aggregate net asset value of the Portfolio as of such time on such day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors in the Portfolio. The percentage so determined will then be applied to determine the value of the investor’s interest in the Portfolio on the next determination of net asset value of the Portfolio.

[1]	For calendar years 2012-2013, SIFMA currently recommends an early close for the bond markets on the following dates: April 6, May 25, November 23, December 24 and December 31, 2012 and March 28, May 24, November 28, December 24 and December 31, 2013. For calendar years 2012-2013, the Exchange will close early on July 3, November 23 and December 24, 2012 and July 3, November 29 and December 24, 2013.

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(b) Purchase of Interests in the Master LLC.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in a Portfolio. However, because each Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

The Master LLC may reject any investment from any Feeder Fund or reject any investment order and suspend and resume the sale of any interest of any Portfolio at any time for any reason.

(c) Redemption of Interests in the Master LLC.

A Feeder Fund may withdraw all or any portion of its investment in the corresponding Portfolio on any business day at the net asset value next determined after a withdrawal request in proper form is furnished by the investor to the Master LLC. When a request is received in proper form, the Master LLC will redeem a Feeder Fund’s interests at the next determined net asset value. The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds postponed during any period in which the Exchange is closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred without the prior written consent of all Directors of the Master LLC and all remaining interestholders.

(d) Dividends and Distributions. Not Applicable.

(e) Frequent Purchase and Redemption of Master LLC Interests

The Master LLC does not offer its interests for sale to the general public, nor does it offer an exchange privilege. In addition, because of the nature of the Feeder Funds and their shareholders no Portfolio should be adversely affected by short-term trading in shares of a Feeder Fund. For this reason, the Board has not adopted specific policies for the Master LLC to prevent short-term trading. See “Account Information — Short-Term Trading Policy” in Part A of the Trust Registration Statement for more information.

(f) Tax Consequences.

     The Master LLC is organized as a Delaware limited liability company. Under the anticipated method of operation of the series, each Portfolio will be treated for Federal income tax purposes as a separate entity that will have the status of a partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1), or if it has only one Feeder Fund, as an entity the existence of which separate from its Feeder Fund is disregarded for Federal income tax purposes. Thus, each Portfolio will not be subject to any Federal income tax. Based on the status of each Portfolio as a partnership or disregarded entity, each investor in a Portfolio will include in its gross income its share (as determined in accordance with the governing instruments of the Portfolio) of such Portfolio’s ordinary income, capital gains, losses, deductions and credits in determining its Federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended, and U.S. Treasury Department regulations promulgated thereunder.

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Item 12. Distribution Arrangements.

(a) Sales Loads. Not Applicable.

(b) 12b-1 Fees. Not Applicable.

      (c) Multiple Class and Master/Feeder Funds.

     The Master LLC is part of a master/feeder structure. Members of the general public may not purchase interests in the Master LLC. However, the Master LLC may sell interests to other affiliated and non-affiliated investment companies and/or institutional investors. Each Feeder Fund acquires an indirect interest in the securities owned by the corresponding Portfolio and will pay a proportionate share of the Portfolio’s expenses. A Feeder Fund is not required to sell its shares to the public at the same price as another Feeder Fund. Feeder Funds may have different sales commissions and operating expenses. These different sales commissions and operating expenses may result in differences in returns among the Feeder Funds.

     The Directors of the Master LLC believe that the “master/feeder” fund structure may enable the Master LLC to reduce costs through economies of scale. A larger investment portfolio for each Portfolio may reduce certain transaction costs to the extent that contributions to and redemptions from the Portfolio’s portfolio by the various Feeder Funds may offset each other and produce a lower net cash flow.

     A Feeder Fund’s investment in the corresponding Portfolio may, however, be adversely affected by the actions of other Feeder Funds. For example, if a large Feeder Fund reduces its investment in a Portfolio or withdraws from a Portfolio, the remaining Feeder Funds may bear higher pro rata operating expenses. However, this possibility also exists for traditionally structured funds with large investors. A Feeder Fund might also withdraw from the corresponding Portfolio if the Portfolio voted to change its investment objective, policies or limitations in a manner not acceptable to the Board of that Feeder Fund. The withdrawal of all of a Feeder Fund’s assets from the corresponding Portfolio may affect the investment performance of the Feeder Fund and the Portfolio.

     The Master LLC normally will not hold meetings of investors except as required by the Investment Company Act. Each Feeder Fund will be entitled to vote in proportion to its interest in the corresponding Portfolio. When a Feeder Fund is requested to vote on matters pertaining to the corresponding Portfolio, the Feeder Fund will hold a meeting of its shareholders and will vote its interest in the Portfolio proportionately to the voting instructions received from the shareholders of the Feeder Fund. For more information about the “master/feeder” structure, please see Part A of the Trust Registration Statement under “Account Information — Master/Feeder Structure.”

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PART B

August 28, 2012

Master Institutional Money Market LLC

Item 14. Cover Page and Table of Contents.

This Part B, which is not a prospectus and supplements and should be read in conjunction with the current Part A of Master Institutional Money Market LLC (the “Master LLC”), dated August 28, 2012, as it may be amended from time to time (the “Master LLC’s Part A”). To obtain a copy of this Registration Statement, please call the Master LLC at (800) 225-1576, or write to the Master LLC at One Financial Center, Boston, Massachusetts 02111. The Master LLC’s Part A is incorporated by reference into this Part B and this Part B is incorporated by reference into the Master LLC’s Part A.

As permitted by General Instruction D to Form N-1A, responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference to Post-Effective Amendment No. 44 of the Registration Statement on Form N-1A (Securities Act File No. 33-14190 and Investment Company Act File No. 811-05149) of Funds For Institutions Series (the “Trust”), as filed with the Securities and Exchange Commission (the “Commission”) on August 27, 2012, and as may be amended from time to time (the “Trust Registration Statement”). Part A of the Trust Registration Statement includes the prospectus of the Trust. Part B of the Trust Registration Statement includes the statement of additional information of the Trust.

     The Master LLC currently consists of five series — Master Premier Institutional Portfolio (“Premier Institutional Portfolio”), Master Institutional Portfolio (“Institutional Portfolio”), Master Government Portfolio (“Government Portfolio”), Master Treasury Portfolio (“Treasury Portfolio”) and Master Institutional Tax-Exempt Portfolio (“Institutional Tax-Exempt Portfolio”) (each, a “Portfolio”).

The Master LLC is part of a “master/feeder” structure. The Trust consists of six series — FFI Premier Institutional Fund (“Premier Institutional Fund”), FFI Institutional Fund (“Institutional Fund”), FFI Select Institutional Fund (“Select Institutional Fund”), FFI Government Fund (“Government Fund”), FFI Treasury Fund (“Treasury Fund”) and FFI Institutional Tax-Exempt Fund (“Institutional Tax-Exempt Fund”). Each of Premier Institutional Fund, Institutional Fund, Select Institutional Fund and Institutional Tax-Exempt Fund invests all of its assets in interests of the corresponding series of the Master LLC as set forth in the following chart:

Corresponding Feeder Fund	Corresponding Portfolio
Institutional Fund	Institutional Portfolio

Select Institutional Fund	Institutional Portfolio

Premier Institutional Fund	Premier Institutional Portfolio

Institutional Tax-Exempt Fund	Institutional Tax-Exempt Portfolio

The Trust currently is the only feeder fund that invests in the Master LLC. The Trust and any other feeder fund that may invest in the Master LLC are referred to herein as “Feeder Funds.”

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Item 15. Master LLC History.

     The Master LLC is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”) and is organized as a Delaware limited liability company. Between October 12, 2001 (the date of first organization) and June 15, 2007, the Master LLC was organized as a statutory business trust under the laws of the State of Delaware. Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Regulation D under the Securities Act of 1933, as amended (the “1933 Act”). Investments in the Master LLC may be made only by investment companies or certain other entities that are “accredited investors” within the meaning of Regulation D under the 1933 Act.

Item 16. Description of the Master LLC and Its Investments and Risks.

The following information supplements and should be read in conjunction with Item 9 of the Master LLC’s Part A.

Information relating to the fundamental investment restrictions and the non-fundamental investment policies and restrictions of each Portfolio, the types of securities purchased by each Portfolio, the investment techniques used by each Portfolio, and certain risks relating thereto, as well as other information relating to each Portfolio’s investment programs, is incorporated herein by reference to the section entitled “Investment Objectives and Policies” in Part B of the Trust Registration Statement.

Information on the Master LLC’s policies and procedures with respect to the selective disclosure of the Portfolio’s portfolio holdings is incorporated herein by reference to the section entitled “Investment Advisory Arrangements—Disclosure of Portfolio Holdings” in Part B of the Trust Registration Statement.

Item 17. Management of the Master LLC.

(a) Management Information

     The Board of Directors of the Master LLC (the “Board”) consists of fourteen individuals (each, a “Director”), twelve of whom are not “interested persons” of the Master LLC as defined in the Investment Company Act (the “Independent Directors”). The same individuals also serve as trustees of the Trust. The registered investment companies advised by BlackRock Advisors, LLC (“BlackRock” or the “Manager”) or its affiliates (the “BlackRock-advised Funds”) are organized into one complex of closed-end funds (the “Closed-End Complex”), two complexes of open-end funds (the Equity-Liquidity Complex and the Equity-Bond Complex) and one complex of exchange-traded funds (each, a “BlackRock Fund Complex”). The Master LLC is included in the BlackRock Fund Complex referred to as the Equity-Liquidity Complex. The Directors also oversee as board members the operations of the other open-end registered investment companies included in the Equity-Liquidity Complex.

24

     The Board has overall responsibility for the oversight of the Master LLC and the Portfolios. The Co-Chairs of the Board are Independent Directors, and the Chair of each Board committee (each, a “Committee”) is an Independent Director. The Board has five standing Committees: an Audit Committee, a Governance and Nominating Committee, a Compliance Committee, a Performance Oversight and Contract Committee and an Executive Committee. The role of the Co-Chairs of the Board is to preside at all meetings of the Board, and to act as a liaison with service providers, officers, attorneys, and other Directors generally between meetings. The Chair of each Committee performs a similar role with respect to the Committee. The Co-Chairs of the Board or the Chair of a Committee may also perform such other functions as may be delegated by the Board or the Committee from time to time. The Independent Directors meet regularly outside the presence of Portfolio management, in executive session or with other service providers to the Portfolios. The Board has regular meetings five times a year, and may hold special meetings if required before its next regular meeting. Each Committee meets regularly to conduct the oversight functions delegated to that Committee by the Board and reports its findings to the Board. The Board and each standing Committee conduct annual assessments of their oversight function and structure. The Board has determined that the Board’s leadership structure is appropriate because it allows the Board to exercise independent judgment over management and to allocate areas of responsibility among Committees and the full Board to enhance effective oversight.

     The Board has engaged the Manager to manage the Portfolios on a day-to-day basis. The Board is responsible for overseeing the Manager, other service providers, the operations of each Portfolio and associated risk in accordance with the provisions of the Investment Company Act, state law, other applicable laws, the Master LLC’s charter, and each Portfolio’s investment objectives and strategies. The Board reviews, on an ongoing basis, each Portfolio’s performance, operations, and investment strategies and techniques. The Board also conducts reviews of the Manager and its role in running the operations of each Portfolio.

     Day-to-day risk management with respect to a Portfolio is the responsibility of the Manager or of sub-advisers or other service providers (depending on the nature of the risk), subject to the supervision of the Manager. Each Portfolio is subject to a number of risks, including investment, compliance, operational and valuation risks, among others. While there are a number of risk management functions performed by the Manager and the sub-advisers or other service providers, as applicable, it is not possible to eliminate all of the risks applicable to a Portfolio. Risk oversight forms part of the Board’s general oversight of the Portfolios and is addressed as part of various Board and Committee activities. The Board, directly or through a Committee, also reviews reports from, among others, management, the independent registered public accounting firm for each Portfolio, sub-advisers, and internal auditors for the investment adviser or its affiliates, as appropriate, regarding risks faced by each Portfolio and management’s or the service provider’s risk functions. The Committee system facilitates the timely and efficient consideration of matters by the Directors, and facilitates effective oversight of compliance with legal and regulatory requirements and of each Portfolio’s activities and associated risks. The Board has appointed a Chief Compliance Officer, who oversees the implementation and testing of each Portfolio’s compliance program and reports to the Board regarding compliance matters for each Portfolio and its service providers. The Independent Directors have engaged independent legal counsel to assist them in performing their oversight responsibilities.

     The members of the Audit Committee (the “Audit Committee”) are Kenneth L. Urish (Chair), Herbert I. London and Frederick W. Winter, all of whom are Independent Directors. The principal responsibilities of the Audit Committee are to approve the selection, retention, termination and compensation of the Master LLC’s independent registered public accounting firm (the “independent auditors”) and to oversee the independent auditors’ work. The Audit Committee’s responsibilities include, without limitation, to (1) evaluate the qualifications and independence of the independent auditors; (2) approve all audit engagement terms and fees for each Portfolio; (3) review the conduct and results of each independent audit of each Portfolio’s financial statements; (4) review any issues raised by the independent auditors or Portfolio management regarding the accounting or financial reporting policies and practices of each Portfolio and the internal controls of the Portfolio and certain service providers; (5) oversee the performance of (a) each Portfolio’s internal audit function provided by its investment adviser and (b) the independent auditors; (6) discuss with Portfolio management its policies regarding risk assessment and risk management as such matters relate to the Portfolios’ financial reporting and controls; and (7) resolve any disagreements between Portfolio management and the independent auditors regarding financial reporting. The Board has adopted a written charter for the Audit Committee. During the fiscal year ended April 30, 2012, the Audit Committee met four times.

      The members of the Governance and Nominating Committee (the “Governance Committee”) are Dr. Matina S. Horner (Chair), Ian A. MacKinnon, Cynthia A. Montgomery and Robert C. Robb, Jr., all of whom are Independent Directors. The principal responsibilities of the Governance Committee are to (1) identify individuals qualified to serve as Independent Directors of the Master LLC and recommend Independent Director nominees for election by interestholders or appointment by the Board; (2) advise the Board with respect to Board composition, procedures and Committees (other than the Audit Committee); (3) oversee periodic self-assessments of the Board and Committees of the Board (other than the Audit Committee); (4) review and make recommendations regarding Independent Director compensation; and (5) monitor corporate governance matters and develop appropriate recommendations to the Board. The Governance Committee may consider nominations for the office of Director made by Portfolio interestholders as it deems appropriate. Portfolio interestholders who wish to recommend a nominee should send nominations to the Secretary of the Master LLC that include biographical information and set forth the qualifications of the proposed nominee. The Board has adopted a written charter for the Governance Committee. During the fiscal year ended April 30, 2012, the Governance Committee met four times.

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     The members of the Compliance Committee (the “Compliance Committee”) are Joseph P. Platt (Chair), Cynthia A. Montgomery and Robert C. Robb, Jr., all of whom are Independent Directors. The Compliance Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee regulatory and fiduciary compliance matters involving the Master LLC, the fund-related activities of BlackRock and the Master LLC’s third-party service providers. The Compliance Committee’s responsibilities include, without limitation, to (1) oversee the compliance policies and procedures of the Master LLC and its service providers and recommend changes or additions to such policies and procedures; (2) review information on and, where appropriate recommend policies concerning, each Portfolio’s compliance with applicable law; and (3) review reports from, oversee the annual performance review of, and make certain recommendations regarding the Master LLC’s Chief Compliance Officer. The Board has adopted a written charter for the Compliance Committee. During the fiscal year ended April 30, 2012, the Compliance Committee met eight times.

     The members of the Performance Oversight and Contract Committee (the “Performance Oversight Committee”) are David O. Beim (Chair), Toby Rosenblatt (Vice Chair), Ronald W. Forbes, Rodney D. Johnson, and Ian A. MacKinnon, all of whom are Independent Directors. The Performance Oversight Committee’s purpose is to assist the Board in fulfilling its responsibility to oversee each Portfolio’s investment performance relative to its agreed-upon performance objectives and to assist the Independent Directors in their consideration of investment advisory agreements. The Performance Oversight Committee’s responsibilities include, without limitation, to (1) review each Portfolio’s investment objectives, policies and practices and each Portfolio’s investment performance; (2) review information on appropriate benchmarks and competitive universes and unusual or exceptional investment matters; (3) review personnel and resources devoted to management of each Portfolio and evaluate the nature and quality of information furnished to the Performance Oversight Committee; (4) recommend any required action regarding change in fundamental and non-fundamental investment policies and restrictions, Portfolio mergers or liquidations; (5) request and review information on the nature, extent and quality of services provided to the shareholders; and (6) make recommendations to the Board concerning the approval or renewal of investment advisory agreements. The Board has adopted a written charter for the Performance Oversight Committee. During the fiscal year ended April 30, 2012, the Performance Oversight Committee met four times.

     The members of the Executive Committee are Ronald W. Forbes and Rodney D. Johnson, both of whom are Independent Directors, and Paul L. Audet, who serves as an interested Director. The principal responsibilities of the Executive Committee are to (1) act on routine matters between meetings of the Board; (2) act on such matters as may require urgent action between meetings of the Board; and (3) exercise such other authority as may from time to time be delegated to the Executive Committee by the Board. The Board has adopted a written charter for the Executive Committee. During the fiscal year ended April 30, 2012, the Executive Committee did not hold a formal meeting.

     The Governance Committee has adopted a statement of policy that describes the experience, qualifications, skills and attributes that are necessary and desirable for potential Independent Director candidates (the “Statement of Policy”). The Board believes that each Independent Director satisfied, at the time he or she was initially elected or appointed a Director, and continues to satisfy, the standards contemplated by the Statement of Policy. Furthermore, in determining that a particular Director was and continues to be qualified to serve as a Director, the Board has considered a variety of criteria, none of which, in isolation, was controlling. The Board believes that, collectively, the Directors have balanced and diverse experience, skills, attributes and qualifications, which allow the Board to operate effectively in governing the Master LLC and protecting the interests of shareholders. Among the attributes common to all Directors are their ability to review critically, evaluate, question and discuss information provided to them, to interact effectively with the Portfolio’s investment adviser, sub-advisers, other service providers, counsel and independent auditors, and to exercise effective business judgment in the performance of their duties as Directors. Each Director’s ability to perform his or her duties effectively is evidenced by his or her educational background or professional training; business, consulting, public service or academic positions; experience from service as a board member of the Master LLC and the other funds in the BlackRock Fund Complex (and any predecessor funds), other investment funds, public companies, or non-profit entities or other organizations; ongoing commitment and participation in Board and Committee meetings, as well as his or her leadership of standing and ad hoc committees throughout the years; or other relevant life experiences.

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     The table below discusses some of the experiences, qualifications and skills of each of the Directors that support the conclusion that each Director should serve (or continue to serve) on the Board.

Trustees	Experience, Qualifications and Skills
Independent Directors

David O. Beim

David O. Beim has served for approximately 13 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy Merrill Lynch Investment Managers, L.P. (“MLIM”) funds. Mr. Beim has served as a professor of finance and economics at the Columbia University Graduate School of Business since 1991 and has taught courses on corporate finance, international banking and emerging financial markets. The Board benefits from the perspective and background gained by his almost 20 years of academic experience. He has published numerous articles and books on a range of topics, including, among others, banking and finance. In addition, Mr. Beim spent 25 years in investment banking, including starting and running the investment banking business at Bankers Trust Company.

Ronald W. Forbes

Ronald W. Forbes has served for more than 30 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy MLIM funds. This length of service provides Mr. Forbes with direct knowledge of the operation of the Portfolios and the business and regulatory issues facing the Portfolios. He currently serves as professor emeritus at the School of Business at the State University of New York at Albany, and has served as a professor of finance thereof since 1989. Mr. Forbes’ experience as a professor of finance provides valuable background for his service on the boards. Mr. Forbes has also served as a member of the task force on municipal securities markets for Twentieth Century Fund.

Dr. Matina S. Horner

Dr. Matina S. Horner has served for approximately eight years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. The Board benefits from her service as executive vice president of Teachers Insurance and Annuity Association and College Retirement Equities Fund. This experience provides Dr. Horner with management and corporate governance experience. In addition, Dr. Horner served as a professor in the Department of Psychology at Harvard University and served as President of Radcliffe College for 17 years. Dr. Horner also served on various public, private and non-profit boards.

Rodney D. Johnson

Rodney D. Johnson has served for over 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has over 25 years of experience as a financial advisor covering a range of engagements, which has broadened his knowledge of and experience with the investment management business. Prior to founding Fairmount Capital Advisors, Inc., Mr. Johnson served as Chief Investment Officer of Temple University for two years. He served as Director of Finance and Managing Director, in addition to a variety of other roles, for the City of Philadelphia, and has extensive experience in municipal finance. Mr. Johnson was also a tenured associate professor of finance at Temple University and a research economist with the Federal Reserve Bank of Philadelphia.

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Herbert I. London

Herbert I. London has served for over 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy MLIM funds. Dr. London’s experience as president of the Hudson Institute, a world renowned think tank in Washington D.C., since 1997, and in various positions at New York University provide both background and perspective on financial, economic and global issues, which enhance his service on the Board. He has authored several books and numerous articles, which have appeared in major newspapers and journals throughout the United States.

Ian A. MacKinnon

Ian A. MacKinnon recently joined as a member of the boards of the funds in the Equity-Liquidity Complex. Mr. MacKinnon spent over 25 years in fixed income investing. He served over 20 years as a portfolio manager at The Vanguard Group and was managing director and head of the Vanguard Fixed Income Group. The Board benefits from the perspective and experiences he has gained over 25 years in portfolio management and his expertise in the fixed income markets. Mr. MacKinnon has also served as a board member of the Municipal Securities Rulemaking Board.

Cynthia A. Montgomery

Cynthia A. Montgomery has served for over 15 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy MLIM funds. The Board benefits from Ms. Montgomery’s more than 20 years of academic experience as a professor at Harvard Business School where she taught courses on corporate strategy and corporate governance. Ms. Montgomery also has business management and corporate governance experience through her service on the corporate boards of a variety of public companies. She has also authored numerous articles and books on these topics.

Joseph P. Platt

Joseph P. Platt has served for over 12 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. Mr. Platt currently serves as general partner at Thorn Partners, LP, a private investment company. Prior to his joining Thorn Partners, LP, he was an owner, director and executive vice president with Johnson and Higgins, an insurance broker and employee benefits consultant. He has over 25 years experience in the areas of insurance, compensation and benefits. Mr. Platt also serves on the boards of public, private and non-profit companies.

Robert C. Robb, Jr.

Robert C. Robb, Jr. has served for over 12 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. Mr. Robb has over 30 years of experience in management consulting and has worked with many companies and business associations located throughout the United States. Mr. Robb brings to the Board a wealth of practical business experience across a range of industries.

Toby Rosenblatt

Toby Rosenblatt has served for over 20 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has served as president and general partner of Founders Investments, Ltd., a private investment limited partnership, since 1999, providing him with relevant experience with the issues faced by investment management firms and their clients. Mr. Rosenblatt has been active in the civic arena and has served as a trustee of a number of community and educational organizations for over 30 years.

Kenneth L. Urish

Kenneth L. Urish has served for over 12 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. He has over 30 years of experience in public accounting. Mr. Urish has served as a managing member of an accounting and consulting firm. Mr. Urish has been determined by the Audit Committee to be an audit committee financial expert, as such term is defined in the applicable Commission rules.

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Frederick W. Winter

Frederick W. Winter has served for approximately 12 years on the boards of registered investment companies, most recently as a member of the boards of the funds in the Equity-Liquidity Complex and its predecessor funds, including the legacy BlackRock funds. The Board benefits from Mr. Winter’s years of academic experience, having served as a professor and dean emeritus of the Joseph M. Katz Graduate School of Business at the University of Pittsburgh since 2005, and dean thereof from 1997 to 2005. He is widely regarded as a specialist in marketing strategy, marketing management, business-to-business marketing and services marketing. He has also served as a consultant to more than 50 different firms.

Interested Directors

Paul L. Audet

Paul L. Audet has a wealth of experience in the investment management industry, including more than 13 years with BlackRock and over 30 years in finance and asset management. His expertise in finance is demonstrated by his positions as Chief Financial Officer of BlackRock and Head of BlackRock’s Global Cash Management business. Mr. Audet currently is a member of BlackRock's Global Operating and Corporate Risk Management Committees, the BlackRock Alternative Investors Executive Committee and the Investment Committee for the Private Equity Fund of Funds. Prior to joining BlackRock, Mr. Audet was the Senior Vice President of Finance at PNC Bank Corp. and Chief Financial Officer of the investment management and mutual fund processing businesses and Head of PNC’s Mergers & Acquisitions unit.

Henry Gabbay

Henry Gabbay’s many years of experience in finance provide the Board with a wealth of practical business knowledge and leadership. In particular, Mr. Gabbay’s experience as a consultant for and Managing Director of BlackRock, Inc., Chief Administrative Officer of BlackRock and President of BlackRock Funds provides the Portfolios with greater insight into the analysis and evaluation of both their existing investment portfolios and potential future investments as well as enhanced oversight of their investment decisions and investment valuation processes. In addition, Mr. Gabbay’s former positions as Chief Administrative Officer of BlackRock and as Treasurer of certain closed-end funds in the BlackRock Fund Complex provide the Board with direct knowledge of the operations of the Portfolios and their investment advisers. Mr. Gabbay’s previous service on and long-standing relationship with the Board also provide him with a specific understanding of the Portfolios, their operations, and the business and regulatory issues facing the Portfolios.

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Biographical Information

Certain biographical and other information relating to each Director of the Master LLC is set forth below, including address and year of birth, principal occupations for at least the last five years, length of time served, total number of registered investment companies and investment portfolios overseen in the BlackRock-advised Funds, and any public company and investment company directorships held during the past five years.

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships Held During Past Five Years
Independent Directors[1]

David O. Beim[3] 55 East 52nd Street New York, NY 10055 1940	Director	2002 to present

Professor of Professional Practice at the Columbia University Graduate School of Business since 1991; Trustee, Phillips Exeter Academy since 2002; Chairman, Wave Hill Inc. (public garden and cultural center) from 1990 to 2006.

				33 RICs consisting of 103 Portfolios	None

Ronald W. Forbes[4] 55 East 52nd Street New York, NY 10055 1940	Director	2007 to present	Professor Emeritus of Finance, School of Business, State University of New York at Albany since 2000.	33 RICs consisting of 103 Portfolios	None

Dr. Matina S. Horner[5] 55 East 52nd Street New York, NY 10055 1939	Director	2007 to present	Executive Vice President of Teachers Insurance and Annuity Association and College Retirement Equities Fund from 1989 to 2003.	33 RICs consisting of 103 Portfolios	NSTAR (electric and gas utility)

Rodney D. Johnson[4] 55 East 52nd Street New York, NY 10055 1941	Director	2007 to present

President,  Fairmount Capital Advisors, Inc. since 1987; Member of the Archdiocesan Investment Committee of the Archdiocese of Philadelphia since 2004; Director, The Committee of Seventy (civic) since 2006; Director, Fox Chase Cancer Center from 2004 to 2011.

				33 RICs consisting of 103 Portfolios	None

Herbert I. London 55 East 52nd Street New York, NY 10055 1939	Director	2007 to present

Professor Emeritus, New York University since 2005; John M. Olin Professor of Humanities, New York University from 1993 to 2005 and Professor thereof from 1980 to 2005; President Emeritus Hudson Institute (policy research organization) since 2011, President thereof from 1997 and Trustee since 1980; Chairman of the Board of Trustees for Grantham University since 2006; Director, InnoCentive, Inc. (strategic solutions company) since 2005; Director, Cerego, LLC (software development and design) since 2005; Director, Cybersettle (dispute resolution technology) since 2009.

				33 RICs consisting of 103 Portfolios	AIMS Worldwide, Inc. (marketing)

Ian A. MacKinnon 55 East 52nd Street New York, NY 10055 1948	Director	2012 to present	Director, Kennett Capital, Inc. (investments) since 2006; Director, Free Library of Philadelphia from 1999 to 2008.	33 RICs consisting of 103 Portfolios	None

Cynthia A. Montgomery 55 East 52nd Street New York, NY 10055 1952	Director	2007 to present	Professor, Harvard Business School since 1989; Director, McLean Hospital since 2005; Director, Harvard Business School Publishing from 2005 to 2010.	33 RICs consisting of 103 Portfolios	Newell Rubbermaid, Inc. (manufacturing)

Joseph P. Platt[6] 55 East 52nd Street New York, NY 10055 1947	Director	2007 to present

Director,  The West Penn Allegheny Health System (a not-for-profit health system) since 2008; Director, Jones and Brown (Canadian insurance broker) since 1998; Director, WQED Multi-Media (public broadcasting not-for-profit) since 2001; General Partner, Thorn Partners, LP (private investment) since 1998; Partner, Amarna Corporation, LLC (private investment company) from 2002 to 2008.

				33 RICs consisting of 103 Portfolios	Greenlight Capital Re, Ltd. (reinsurance company)

Robert C. Robb, Jr. 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present	Partner, Lewis, Eckert, Robb and Company (management and financial consulting firm) since 1981.	33 RICs consisting of 103 Portfolios	None

30

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[2]	Principal Occupation(s) During Past Five Years	Number of Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships Held During Past Five Years
Toby Rosenblatt[7] 55 East 52nd Street New York, NY 10055 1938	Director	2007 to present

President,  Founders Investments Ltd. (private investments) since 1999; Director, College Access Foundation of California (philanthropic foundation) since 2009; Director, Forward Management, LLC since 2007; Director, The James Irvine Foundation (philanthropic foundation) from 1998 to 2008.

				33 RICs consisting of 103 Portfolios	A.P. Pharma, Inc. (pharmaceuticals) (1983-2011)

Kenneth L. Urish[8] 55 East 52nd Street New York, NY 10055 1951	Director	2007 to present

Managing  Partner, Urish Popeck & Co., LLC (certified public accountants and consultants) since 1976; Chairman Elect of the Professional Ethics Committee of the Pennsylvania Institute of Certified Public Accountants and Committee Member thereof since 2007; Member of External Advisory Board, The Pennsylvania State University Accounting Department since 2001; Trustee, The Holy Family Foundation from 2001 to 2010; President and Trustee, Pittsburgh Catholic Publishing Associates from 2003 to 2008; Director, Inter-Tel from 2006 to 2007.

				33 RICs consisting of 103 Portfolios	None

Frederick W. Winter 55 East 52nd Street New York, NY 10055 1945	Director	2007 to present

Professor and Dean Emeritus of the Joseph M. Katz School of Business, University of Pittsburgh since 2005 and Dean thereof from 1997 to 2005, Director, Alkon Corporation (pneumatics) since 1992; Director, Tippman Sports (recreation) since 2005; Director, Indotronix International (IT services) from 2004 to 2008.

				33 RICs consisting of 103 Portfolios	None

Interested Directors[1,9]

Paul L. Audet 55 East 52nd Street New York, NY 10055 1953	Director	2011 to present

Senior Managing Director, BlackRock and Head of U.S. Mutual Funds since 2011; Chair of the U.S. Mutual Funds Committee reporting to the Global Executive Committee since 2011; Head of BlackRock's Real Estate business from 2008 to 2011; Member of BlackRock's Global Operating and Corporate Risk Management Committees and of the BlackRock Alternative Investors Executive Committee and Investment Committee for the Private Equity Fund of Funds business since 2008; Head of BlackRock's Global Cash Management business from 2005 to 2010; Acting Chief Financial Officer of BlackRock from 2007 to 2008; Chief Financial Officer of BlackRock from 1998 to 2005.

				159 RICs consisting of 278 Portfolios	None

Henry Gabbay 55 East 52nd Street New York, NY 10055 1947	Director	2007 to present

Consultant, BlackRock, Inc. from 2007 to 2008; Managing Director, BlackRock, Inc. from 1989 to 2007; Chief Administrative Officer, BlackRock Advisors, LLC from 1998 to 2007; President of BlackRock Funds and BlackRock Bond Allocation Target Shares from 2005 to 2007 and Treasurer of certain closed-end funds in the BlackRock fund complex from 1989 to 2006.

				159 RICs consisting of 278 Portfolios	None

1

Directors serve until their resignation, removal or death, or until December 31 of the year in which they turn 72. The Board has approved one-year extensions in the terms of Directors who turn 72 prior to December 31, 2013.

2

Following the combination of Merrill Lynch Investment Managers, LP (“MLIM”) and BlackRock, Inc. in September 2006, the various legacy MLIM and legacy BlackRock fund boards were realigned and consolidated into three new fund boards in 2007. As a result, although the chart shows certain Independent Directors as joining the Master LLC’s Board in 2007, those Independent Directors first became members of the boards of other legacy MLIM or legacy BlackRock funds as follows: David O. Beim, 1998; Ronald W. Forbes, 1977; Dr. Matina S. Horner, 2004; Rodney D. Johnson, 1995; Herbert I. London, 1987; Cynthia A. Montgomery, 1994; Joseph P. Platt, 1999; Robert C. Robb, Jr., 1999; Toby Rosenblatt, 2005; Kenneth L. Urish, 1999; and Frederick W. Winter, 1999.

3	Chair of the Performance Oversight Committee.
4	Co-Chair of the Board.
5	Chair of the Governance Committee.
6	Chair of the Compliance Committee.
7	Vice Chair of the Performance Oversight Committee.
8	Chair of the Audit Committee.
9

Mr. Audet is an “interested person,” as defined in the Investment Company Act, of the Master LLC based on his position with BlackRock, Inc. and its affiliates. Mr. Gabbay is an “interested person” of the Master LLC based on his former positions with BlackRock, Inc. and its affiliates as well as his ownership of BlackRock, Inc. and The PNC Financial Services Group, Inc. securities.

31

     Certain biographical and other information relating to the officers of the Master LLC is set forth below, including address and year of birth, principal occupations for at least the last five years, length of time served, total number of registered investment companies and investment portfolios overseen in the BlackRock-advised Funds and any public company and investment company directorships held during the past five years.

Name, Address and Year of Birth	Position(s) Held with the Master LLC	Length of Time Served[1]	Principal Occupation(s) During Past Five Years	Number of Registered Investment Companies (“RICs”) Consisting of Investment Portfolios (“Portfolios”) Overseen	Public Company and Investment Company Directorships Held During Past Five Years
John M. Perlowski 55 East 52nd Street New York, NY 10055 1964	President and Chief Executive Officer	2010 to present

Managing Director of BlackRock, Inc. since 2009; Global Head of BlackRock Fund Administration since 2009; Managing Director and Chief Operating Officer of the Global Product Group at Goldman Sachs Asset Management, L.P. from 2003 to 2009; Treasurer of Goldman Sachs Mutual Funds from 2003 to 2009 and Senior Vice President thereof from 2007 to 2009; Director of Goldman Sachs Offshore Funds from 2002 to 2009; Director of Family Resource Network (charitable foundation) since 2009.

				62 RICs consisting of 185 Portfolios	None

Richard Hoerner, CFA 55 East 52nd Street New York, NY 10055 1958	Vice President	2009 to present	Managing Director of BlackRock, Inc. since 2000; Co-head of BlackRock’s Cash Management Portfolio Management Group since 2002; Member of the Cash Management Group Executive Committee since 2005.	24 RICs consisting of 90 Portfolios	None

Brendan Kyne 55 East 52nd Street New York, NY 10055 1977	Vice President	2009 to present

Managing Director of BlackRock, Inc. since 2010; Director of BlackRock, Inc. from 2008 to 2009; Head of Product Development and Management for BlackRock’s U.S. Retail Group since 2009 and Co-head thereof from 2007 to 2009; Vice President of BlackRock, Inc. from 2005 to 2008.

				159 RICs consisting of 278 Portfolios	None

Simon Mendelson 55 East 52nd Street New York, NY 10055 1964	Vice President	2009 to present

Managing Director of BlackRock, Inc. since 2005; Co-head of the Global Cash and Securities Lending Group since 2010; Chief Operating Officer and Head of the Global Client Group for BlackRock’s Global Cash Management Business from 2007 to 2010; Head of BlackRock’s Strategy and Development Group from 2005 to 2007; Partner of McKinsey & Co. from 1997 to 2005.

				24 RICs consisting of 90 Portfolios	None

Christopher Stavrakos, CFA 55 East 52nd Street New York, NY 10055 1959	Vice President	2009 to present

Managing Director of BlackRock, Inc. since 2006; Co-head of BlackRock’s Cash Management Portfolio Management Group since 2006; Senior Vice President, CIO, and Director of Liability Management for the Securities Lending Group at Mellon Bank from 1999 to 2006.

				24 RICs consisting of 90 Portfolios	None

Neal J. Andrews 55 East 52nd Street New York, NY 10055 1966	Chief Financial Officer and Assistant Treasurer	2007 to present	Managing Director of BlackRock, Inc. since 2006; Senior Vice President and Line of Business Head of Fund Accounting and Administration at PNC Global Investment Servicing (U.S.) Inc. from 1992 to 2006.	159 RICs consisting of 278 Portfolios	None

Jay M. Fife 55 East 52nd Street New York, NY 10055 1970	Treasurer	2007 to present

Managing Director of BlackRock, Inc. since 2007; Director of BlackRock, Inc. in 2006; Assistant Treasurer of the MLIM and Fund Asset Management, L.P. advised funds from 2005 to 2006; Director of MLIM Fund Services Group from 2001 to 2006.

				159 RICs consisting of 278 Portfolios	None

Brian P. Kindelan 55 East 52nd Street New York, NY 10055 1959	Chief Compliance Officer and Anti-Money Laundering Officer	2007 to present	Chief Compliance Officer of the BlackRock-advised Funds since 2007; Managing Director and Senior Counsel, BlackRock, Inc. since 2005.	159 RICs consisting of 278 Portfolios	None

Benjamin Archibald 55 East 52nd Street New York, NY 10055 1975	Secretary	2012 to present

Director of BlackRock, Inc. since 2010; Assistant Secretary to the Funds from 2010 to 2012; General Counsel and Chief Operating Officer of Uhuru Capital Management from 2009 to 2010; Executive Director and Counsel of Goldman Sachs Asset Management from 2005 to 2009.

				62 RICs consisting of 185 Portfolios	None

1	Officers of the Master LLC serve at the pleasure of the Board.

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     Share Ownership. Information relating to each Director’s share ownership in the Master LLC and in all BlackRock-advised Funds that are overseen by the respective Director (“Supervised Funds”) as of December 31, 2011 is set forth in the chart below.

Name	Aggregate Dollar Range of Equity Securities in the Master LLC[1]	Aggregate Dollar Range of Equity Securities in All Supervised Funds
Interested Directors:
Paul L. Audet	None	Over $100,000
Henry Gabbay	None	Over $100,000
Independent Directors:
David O. Beim	None	Over $100,000
Ronald W. Forbes	None	Over $100,000
Dr. Matina S. Horner	None	Over $100,000
Rodney D. Johnson	None	Over $100,000
Herbert I. London	None	$50,001 - $100,000
Ian A. MacKinnon[2]	None	None
Cynthia A. Montgomery	None	Over $100,000
Joseph P. Platt	None	Over $100,000
Robert C. Robb, Jr.	None	Over $100,000
Toby Rosenblatt	None	Over $100,000
Kenneth L. Urish	None	Over $100,000
Frederick W. Winter	None	Over $100,000

[1]	The Master LLC does not offer its interests for sale to the public.
[2]	Mr. MacKinnon was appointed to serve as a Director of the Master LLC effective May 14, 2012. The information provided for Mr. MacKinnon is as of May 15, 2012.

As of August 1, 2012, the Directors and officers as a group owned an aggregate of less than 1% of the outstanding shares of each Portfolio. As of December 31, 2011, none of the Independent Directors or their immediate family members owned beneficially or of record any securities in affiliates of the Manager.

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(c)   Compensation of Directors

     Each Director who is an Independent Director is paid as compensation an annual retainer of $250,000 per year for his or her services as a Board member to the BlackRock-advised Funds in the Equity-Liquidity Complex, including the Master LLC, and a $5,000 Board meeting fee to be paid for each in-person Board meeting attended (a $2,500 Board meeting fee for telephonic attendance at regular Board meetings), for up to five Board meetings held in a calendar year (compensation for meetings in excess of this number to be determined on a case-by-case basis), together with out of pocket expenses in accordance with a Board policy on travel and other business expenses relating to attendance at meetings. The Co-Chairs of the Boards of Directors/Trustees are each paid an additional annual retainer of $45,000. The Chairs of the Audit Committee, Compliance Committee, Governance Committee and Performance Oversight Committee and the Vice-Chair of the Performance Oversight Committee are each paid an additional annual retainer of $25,000.

     Mr. Gabbay is an interested Director of the Master LLC and serves as an interested board member of the other funds which comprise the Equity-Liquidity, the Equity-Bond and the Closed-End Complexes. Mr. Gabbay receives as compensation for his services as a board member of each of these three BlackRock Fund Complexes, (i) an annual retainer of $531,250, paid quarterly in arrears, allocated to the BlackRock-advised Funds in these three BlackRock Fund Complexes, including the Master LLC, and (ii) with respect to each of the two open-end BlackRock Fund Complexes, a board meeting fee of $3,750 (with respect to meetings of the Equity-Liquidity Complex) and $18,750 (with respect to meetings of the Equity-Bond Complex) to be paid for attendance at each board meeting up to five board meetings held in a calendar year by each such BlackRock Fund Complex (compensation for meetings in excess of this number to be determined on a case-by-case basis). Mr. Gabbay will also be reimbursed for out of pocket expenses in accordance with a board policy on travel and other business expenses relating to attendance at meetings. Mr. Gabbay’s compensation for serving on the boards of funds in these three BlackRock Fund Complexes (including the Master LLC) is equal to 75% of each retainer and, as applicable, of each meeting fee (without regard to additional fees paid to Board and Committee chairs) received by the independent board members serving on such boards. The Board of the Master LLC or the board of any other BlackRock-advised Fund may modify the board members’ compensation from time to time depending on market conditions and Mr. Gabbay’s compensation would be impacted by those modifications.

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     The following table sets forth the compensation paid to the Directors by the Master LLC for the fiscal year ended April 30, 2012, and the aggregate compensation paid to them by all BlackRock-advised Funds for the calendar year ended December 31, 2011.

Name	Compensation from Premier Institutional Portfolio	Compensation from Institutional Portfolio	Compensation from Institutional Tax-Exempt Portfolio	Estimated Annual Benefits Upon Retirement	Aggregate Compensation from Trust/Master LLC and other BlackRock- Advised Funds[1]
Independent Directors:
David O. Beim[2]	$9,237	$6,413	$3,521	None	$300,000
Ronald W. Forbes[3]	$9,891	$6,861	$3,760	None	$320,000
Dr. Matina S. Horner[4]	$9,237	$6,413	$3,560	None	$300,000
Rodney D. Johnson[3]	$9,891	$6,861	$3,760	None	$320,000
Herbert I. London	$8,420	$5,852	$3,223	None	$275,000
Ian A. MacKinnon[5]	None	None	None	None	None
Cynthia A. Montgomery	$8,420	$5,852	$3,223	None	$275,000
Joseph P. Platt[6]	$9,237	$6,413	$3,521	None	$310,000
Robert C. Robb, Jr.	$8,420	$5,852	$3,223	None	$275,000
Toby Rosenblatt[7]	$9,214	$6,389	$3,498	None	$300,000
Kenneth L. Urish[8]	$9,237	$6,413	$3,521	None	$310,000
Frederick W. Winter	$8,420	$5,852	$3,223	None	$275,000
Interested Directors:
Paul L. Audet[9]	None	None	None	None	None
Richard S. Davis[10]	None	None	None	None	None
Henry Gabbay	$5,490	$3,627	$2,057	None	$625,000

[1]	For the number of RICs and Portfolios from which each Director received compensation, see the Biographical Information Chart beginning on page 30.
[2]	Chair of the Performance Oversight Committee.
[3]	Co-Chair of the Board.
[4]	Chair of the Governance Committee.
[5]	Mr. MacKinnon was appointed to serve as a Director of the Master LLC and as a director or trustee of all of the other funds in the Equity-Liquidity Complex effective May 14, 2012.
[6]	Chair of the Compliance Committee. Committee.
[7]	Vice-Chair of the Performance Oversight
[8]	Chair of the Audit Committee.
[9]	Mr. Audet was appointed to serve as a Director of the Master LLC and as a director or trustee of all of the other BlackRock-advised Funds in the Equity-Liquidity, Equity-Bond and Closed-End Complexes effective September 2011.
[10]	Mr. Davis resigned as a Director of the Master LLC and from the boards of all other BlackRock-advised Funds on which he served effective September 2011.

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(d) Sales Loads. Not Applicable.

(e) Code of Ethics. The Trust, the Master LLC, the Manager and BlackRock Investments, LLC (“BRIL” or the “Placement Agent”) each has adopted a Code of Ethics pursuant to Rule 17j-1 under the Investment Company Act. The Codes of Ethics establish procedures for personal investing and restrict certain transactions. Employees subject to the Code of Ethics may invest in securities for their personal investment accounts, including securities that may be purchased or held by a Feeder Fund or Portfolio.

(f) Proxy Voting Policies. Information relating to the Master LLC’s proxy voting policies is incorporated by reference to the section entitled “Proxy Voting Policies and Procedures” in Part B of the Trust Registration Statement.

Item 18. Control Persons and Principal Holders of Securities.

As of July 31, 2012, Funds For Institutions Series owned 100% of the interests in the Master LLC.

Item 19. Investment Advisory and Other Services.

The following information supplements and should be read in conjunction with Item 10 in the Master LLC’s Part A. Information relating to the investment management and other services provided to the Master LLC by the Manager is incorporated herein by reference to the section entitled “Investment Advisory Arrangements — Premier Institutional Fund, Institutional Fund, Select Institutional Fund and Institutional Tax-Exempt Fund Only” in Part B of the Trust Registration Statement. The following list identifies the specific sections and sub-sections in Part B of the Trust Registration Statement under which the information required by Item 19 of Form N-1A may be found. Each listed section is incorporated herein by reference.

Form N-1A Item No.	Sections Incorporated by Reference from Part B of the Trust Registration Statement
Item 19(a)	Investment Advisory Arrangements
Item 19(c)	Investment Advisory Arrangements
Item 19(d)	Investment Advisory Arrangements
Item 19(e)	Not Applicable
Item 19(f)	Not Applicable
Item 19(g)	Not Applicable
Item 19(h)	General Information

36

BRIL, 40 East 52nd Street, New York, New York 10022, an affiliate of the Manager, acts as placement agent for the Master LLC pursuant to a placement agent agreement (the “Placement Agent Agreement”). Under the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master LLC.

Item 20. Portfolio Managers.

Not Applicable.

Item 21. Brokerage Allocation and Other Practices.

Information relating to portfolio turnover and brokerage allocation for or on behalf of the Master LLC is incorporated herein by reference from the section entitled “Portfolio Transactions and Brokerage” in Part B of the Trust Registration Statement.

Item 22. Capital Stock and Other Securities.

The following information supplements and should be read in conjunction with Item 10(b) and Item 11 in the Master LLC’s Part A. Under the limited liability company agreement, the Directors are authorized to issue interests in the Master LLC. Upon liquidation of a Portfolio, Feeder Funds would be entitled to share in the assets of such Portfolio that are available for distribution in proportion to their investment in such Portfolio.

Effective June 15, 2007, the Master LLC was organized as a Delaware limited liability company. Prior to June 15, 2007, the Master LLC was organized as a Delaware statutory business trust. Each Feeder Fund is entitled to a vote in proportion to its investment in the corresponding Portfolio. Each Feeder Fund will participate in the earnings, dividends and assets of the corresponding Portfolio in accordance with its pro rata interest in the corresponding Portfolio. The Master LLC will not issue share certificates.

37

Each investor is entitled to a vote, with respect to matters affecting the Master LLC, in proportion to the amount of its investment in the Master LLC. Investors in the Master LLC do not have cumulative voting rights, and investors holding more than 50% of the aggregate interests in the Master LLC may elect all of the Directors of the Master LLC if they choose to do so and in such event the other investors in the Master LLC would not be able to elect any Directors. The Master LLC is not required to hold annual meetings of investors but the Master LLC will hold special meetings of investors when in the judgment of the Master LLC’s Directors it is necessary or desirable to submit matters for an investor vote. The Directors may elect to terminate the Master LLC without a vote of the interest holders.

Item 23. Purchase, Redemption and Pricing of Securities.

The following information supplements and should be read in conjunction with Item 11 and Item 12 in the Master LLC’s Part A.

(a) Purchase of Interests in the Master LLC.

The principal asset of each of Premier Institutional Fund, Institutional Fund, Select Institutional Fund and Institutional Tax-Exempt Fund is its interest in its corresponding Portfolio, which will be valued at its net asset value. The net asset value per share for purposes of pricing orders for both the purchase and the redemption of Portfolio interests is determined daily on days that both the New York Stock Exchange (the “Exchange”) and the Federal Reserve banks are open for business, and the bond market is open for trading (“business day”). Currently, the only scheduled days on which the Exchange is open and the Federal Reserve banks are closed are Columbus Day and Veterans’ Day. The only scheduled day on which the Federal Reserve banks are open and the Exchange is closed is Good Friday. On any business day that the Exchange does not close early and/or the Securities Industry and Financial Markets Association (“SIFMA”) does not recommend that the securities markets close early, net asset value is determined as of 5:00 p.m. (Eastern time) for Premier Institutional Portfolio, Institutional Portfolio and Government Portfolio, and as of 4:00 p.m. (Eastern time) for Institutional Tax-Exempt Portfolio and Treasury Portfolio. On any business day the Exchange closes early and/or SIFMA recommends an early close, the time for determination of net asset value of the Portfolios will be 15 minutes following the time that each Portfolio determines, in its discretion, to cease accepting orders for purchases and redemptions of shares.[1]

     The Portfolios reserve the right to advance the time for accepting purchase or redemption orders for same business day credit on any day when the Exchange, bond markets (as recommended by SIFMA) or the Federal Reserve banks close early[1], trading on the Exchange is restricted, an emergency arises or as otherwise permitted by the Commission. In addition, the Board may, for any business day, decide to change the time as of which a Portfolio’s net asset value is calculated in response to new developments such as altered trading hours, or as otherwise permitted by the Commission.

     In the event the Exchange does not open for business because of an emergency or other unanticipated event, the Portfolios may, but are not required to, open for purchase or redemption transactions if the Federal Reserve wire payment system is open. To learn whether a Portfolio is open for business during an emergency or an unanticipated Exchange closing, please call (800) 225-1576.

[1]	For calendar years 2012-2013, SIFMA currently recommends an early close for the bond markets on the following dates: April 6, May 25, November 23, December 24 and December 31, 2012 and March 28, May 24, November 29, December 24 and December 31, 2013. For calendar year 2012, the Exchange will close early on July 3, November 23 and December 24, 2012.

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The net asset value of each Portfolio is determined pursuant to the amortized cost method, meaning that the calculation of the Portfolio’s net asset value is based on a valuation of the portfolio securities held by the Portfolio at cost, and thereafter assuming a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the security.

Interests in the Master LLC are issued solely in private placement transactions that do not involve any “public offering” within the meaning of Section 4(2) of the 1933 Act. Investments in the Master LLC may only be made by a limited number of institutional investors, including investment companies, common or commingled trust funds, group trusts, and certain other “accredited investors” within the meaning of Regulation D under the 1933 Act. This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any “security” within the meaning of the 1933 Act.

There is no minimum initial or subsequent investment in the Master LLC. However, because each Portfolio intends to be as fully invested at all times as is reasonably consistent with its investment objectives and policies in order to enhance the return on its assets, investments by a Feeder Fund must be made in Federal funds (i.e., monies credited to the account of the Master LLC’s custodian bank by a Federal Reserve Bank).

The Master LLC may reject any investment from any Feeder Fund or reject any investment order and suspend and resume the sale of any interest of any Portfolio at any time for any reason.

     A Feeder Fund may withdraw all or a portion of its investment in the corresponding Portfolio on any business day at the net asset value next determined after a withdrawal request in proper form is furnished by the Feeder Fund to the Master LLC. Interests will normally be redeemed for cash upon receipt of a request in proper form, although the Master LLC retains the right to redeem some or all of its interests in-kind under unusual circumstances, in order to protect the interests of remaining interestholders or to accommodate a request by a particular interestholder that does not adversely affect the interest of the remaining interestholders, by delivery of securities selected from the Master LLC’s assets at its discretion. In-kind payment means payment will be made in portfolio securities rather than cash. If this occurs, the redeeming interestholder might incur brokerage or other transaction costs to convert the securities to cash. The Master LLC has elected, however, to be governed by Rule 18f-1 under the Investment Company Act so that the Master LLC is obligated to redeem its interests solely in cash up to the lesser of $250,000 or 1% of its net asset value during any 90-day period for any interestholder of the Master LLC. The redemption price is the net asset value per share next determined after the initial receipt of proper notice of redemption.

     The Master LLC will make payment for all interests redeemed within seven days after receipt by the Master LLC of a redemption request in proper form, except as provided by the rules of the Commission. The right of a Feeder Fund to receive payment with respect to any withdrawal may be suspended or the payment of the withdrawal proceeds may be delayed during any period in which both the Exchange and the Federal Reserve are closed (other than weekends or holidays) or trading on the Exchange is restricted, or, to the extent otherwise permitted by the Investment Company Act, if an emergency exists. Investments in the Master LLC may not be transferred without the prior written consent of all Directors and all remaining interestholders.

(b) Fund Reorganizations. Not applicable.

(c) Offering Price. Not Applicable.

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Item 24. Taxation of the Master LLC.

     The Master LLC is organized as a Delaware limited liability company. Under the anticipated method of operation of the series, each Portfolio will be treated for Federal income tax purposes as a separate entity that will have the status of a partnership pursuant to Treasury Regulation Section 301.7701-3(b)(1), or if it has only one Feeder Fund, as an entity the existence of which separate from its Feeder Fund is disregarded for Federal income tax purposes. Thus, each Portfolio will not be subject to any Federal income tax. Based on the status of each Portfolio as a partnership or disregarded entity, each investor in a Portfolio will include in its gross income its share (as determined in accordance with the governing instruments of the Portfolio) of such Portfolio’s ordinary income, capital gains, losses, deductions and credits in determining its Federal income tax liability. The determination of such share will be made in accordance with the Internal Revenue Code of 1986, as amended (the “Code”) and Treasury regulations promulgated thereunder.

The Master LLC’s taxable year-end is April 30. Although the Portfolios will not be subject to Federal income tax, they will file appropriate Federal income tax returns.

It is intended that each Portfolio’s assets, income and distributions will be managed in such a way that an investor in the Portfolio will be able to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company (“RIC”), assuming that the investor invested all of its investable assets in the Portfolio. Any prospective Feeder Fund which is a RIC agrees that, for purposes of determining its required distribution under Code Section 4982(a), it will account for its share of items of income, gain, loss, deduction and credit of the corresponding Portfolio as they are taken into account by the Portfolio.

40

     Each Portfolio is to be managed in compliance with the provisions of the Code applicable to RICs (including, for Institutional Tax-Exempt Portfolio, the threshold investment requirement for paying exempt-interest dividends) as though such requirements were applied at the Portfolio level. Thus, consistent with its investment objectives, each Portfolio will meet the income and diversification of assets tests of the Code applicable to RICs.

     Certain transactions and investments of a Portfolio are subject to special tax rules of the Code that may, among other things (a) affect the character of realized gains and losses, (b) disallow, suspend or otherwise limit the allowance of certain losses or deductions, or (c) accelerate the recognition of income without a corresponding receipt of cash with which to make distributions necessary to satisfy the distribution requirements applicable to RICs. Operation of these rules could affect the character, amount and timing of income and of distributions to the Feeder Funds. Special tax rules also require a Portfolio to mark to market certain types of positions in its portfolio (i.e., treat them as sold on the last day of the taxable year) and may result in the recognition of income without a corresponding receipt of cash. Each Portfolio intends to monitor transactions, make appropriate tax elections and make appropriate entries in its books and records to lessen the effect of these tax rules and avoid any possible disqualification of the Feeder Fund for the special treatment afforded RICs under the Code.

     A Portfolio that invests in obligations of non-U.S. issuers, such as Premier Institutional Portfolio and Institutional Portfolio, may be subject to taxes imposed on interest income paid by non-U.S. issuers and withheld at the source. The United States has entered into tax treaties with many foreign countries that may entitle a Portfolio to a reduced rate of tax or an exemption from tax on such income. It is impossible to determine in advance the effective rate of foreign tax because the amount of assets to be invested in foreign countries is not known.

     The Code requires a RIC to pay a nondeductible 4% excise tax to the extent that the RIC does not distribute during each calendar year 98% of its ordinary income, determined on a calendar year basis, and 98.2% of its net capital gain, determined, in general, on an October 31 year-end basis plus certain undistributed amounts from previous years. Each Portfolio intends to distribute its income and capital gains to its RIC investors so as to enable such RICs to minimize imposition of the 4% excise tax. There can be no assurance that sufficient amounts of a Portfolio’s taxable income and capital gains will be distributed to avoid entirely the imposition of the tax on RIC investors. In such event, a RIC investor will be liable for the tax only on the amount by which it does not meet the foregoing distribution requirements.

     Investors are advised to consult their own tax advisers as to the tax consequences of an investment in the Master LLC.

41

Item 25. Underwriters.

BRIL, 40 East 52nd Street, New York, New York 10022, an affiliate of the Manager, acts as placement agent for the Master LLC pursuant to the Placement Agent Agreement. Under the Placement Agent Agreement, BRIL receives no compensation for acting as placement agent for the Master LLC.

Item 26. Calculation of Performance Data.

Not Applicable.

Item 27. Financial Statements.

The audited financial statements of the Master LLC, including the report of the independent registered public accounting firm, are incorporated into this Part B by reference to the 2012 Annual Report of the Trust. You may request copies of the Annual Report at no charge by calling (800) 225-1576 between 8:30 a.m. and 6:00 p.m. Eastern time, on any business day.

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PART C. OTHER INFORMATION

Item 28. Exhibits.

Exhibit Number
1	(a)	—	Certificate of Trust.(a)
	(b)	—	Amendment to Certificate of Trust.(a)
	(c)	—	Amended and Restated Declaration of Trust.(a)
	(d)	—	Certificate of Conversion Converting Master Institutional Money Market Trust to Master Institutional Money Market LLC (the “Registrant”), dated June 15, 2007.(d)
	(e)	—	Certificate of Formation of the Registrant.(d)
	(f)	—	Limited Liability Company Agreement of the Registrant, dated June 15, 2007.(d)
2		—	Amended and Restated By-Laws of the Registrant.(h)
3		—	Portions of the Amended and Restated Limited Liability Agreement and By-Laws of the Registrant defining the rights of holders of interests in the Registrant.(b)
4		—	Form of Investment Management Agreement between the Registrant and BlackRock Advisors, LLC (the “Manager”).(d)
5		—	Omitted pursuant to Paragraph 2(b) of Instruction B of the General Instructions to Form N-1A.
6		—	None.
7		—	Form of Custody Agreement between the Registrant and State Street Bank and Trust Company.(c)
8	(a)	—	Subscription Agreement for the acquisition of an interest in the Registrant.(a)
	(b)	—	Securities Lending Agency Agreement between BlackRock Investment Management, LLC and the Registrant dated June 1, 2007.(g)
	(c)	—	Form of Placement Agent Agreement between the Registrant and BlackRock Investments, LLC (formerly known as BlackRock Investments, Inc.) (“BRIL”).(i)
9		—	Opinion and Consent of Counsel.(f)
10		—	None.
11		—	None.
12	(a)	—	Certificate of Merrill Lynch Funds For Institutions Series.(a)
13		—	None.
14		—	None.
15	(a)	—	Code of Ethics of the Registrant.(e)
	(b)	—	Code of Ethics of BRIL.(e)
	(c)	—	Code of Ethics of the Manager.(e)

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(a)	Filed on January 11, 2002 as an exhibit to the Registration Statement on Form N-1A pursuant to the Investment Company Act of 1940 of the Registrant (File No. 811-10631) (the “Registration Statement”).

(b)	Reference is made to the Registrant’s Certificate of Conversion and Certificate of Formation, filed as Exhibits 1(d) and 1(e), respectively; to Article I (Sections 1.1 and 1.2), Article II (Sections 2.2, 2.4 and 2.7), Article III (Sections 3.2, 3.4, 3.8, 3.9, 3.10, 3.11 and 3.12), Article V (Sections 5.1, 5.2, 5.3, 5.4, 5.5, 5.6, 5.7, 5.8 and 5.9), Article VI (Section 6.1), Article VII (Sections 7.1 and 7.2), Article VIII (Sections 8.1, 8.3, 8.6 and 8.8), Article IX (Sections 9.1, 9.2, 9.3, 9.4, 9.5, 9.6 and 9.7), Article X (Sections 10.2, 10.3, 10.4 and 10.5) and Article XI (Sections 11.3 and 11.5) of the Registrant’s LLC Agreement, filed as Exhibit 1(b) to the Registration Statement; and Article I, Article II (Sections 2-4), Article IV (Section 1), Article V and Article VI of the Registrant’s Amended and Restated By-Laws, filed as Exhibit 2 to the Registration Statement.

(c)	Incorporated by reference to Exhibit 7 to Post-Effective Amendment No. 10 to the Registration Statement on Form N-1A of BlackRock Maryland Municipal Bond Fund of BlackRock Multi-State Municipal Series Trust (formerly known as Merrill Lynch Maryland Municipal Bond Fund of Merrill Lynch Multi-State Municipal Series Trust) (File No. 33- 49873), filed on October 30, 2001.

(d)	Filed on August 28, 2007 as an exhibit to Amendment No. 7 to the Registration Statement.

(e)	Incorporated by reference to Exhibits 15(a), 15(b) and 15(c) to Post-Effective Amendment No. 44 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (formerly known as Merrill Lynch Ready Assets Trust) (File No. 2-52711), filed on April 29, 2009.

(f)	Incorporated by reference to Amendment No. 3 to the Registrant’s Registration Statement filed on August 26, 2004.

(g)	Incorporated by reference to an Exhibit to Post-Effective Amendment No. 43 to the Registration Statement on Form N-1A of Ready Assets Prime Money Fund (formerly known as Merrill Lynch Ready Assets Trust) (File No. 2-52711), filed on April 21, 2008.

(h)	Incorporated by reference to Exhibit 2 to Amendment No. 20 to the Registration Statement on Form N-1A of Quantitative Master Series LLC (File No. 811-7885), filed on May 1, 2009.

(i)	Filed on August 28, 2009 as Exhibit 8(c) to Amendment No. 9 to the Registration Statement.
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Item 29. Persons Controlled By or Under Common Control With The Master LLC.

     Other than as described in Item 18, the Registrant does not control and is not under common control with any other person.

Item 30. Indemnification.

     Reference is made to Sections 17(h) and (i) of the Investment Company Act of 1940, as amended (the “Investment Company Act”) and pursuant to Sections 8.2, 8.3 and 8.4, of Article VIII of the Registrant’s Limited Liability Agreement (the “LLC Agreement”) (Exhibit 1(b) to this Registration Statement), Directors, officers, employees and agents of the Master LLC will be indemnified to the maximum extent permitted by Delaware law and the Investment Company Act.

     Article VIII, Section 8.1 provides, inter alia, that no Director, officer, employee or agent of the Registrant shall be liable to the Registrant, its Holders, or to any other Director, officer, employee or agent thereof for any action or failure to act (including, without limitation, the failure to compel in any way any former or acting Director to redress any breach of trust) except for his own bad faith, willful misfeasance, gross negligence or reckless disregard of his duties.

     Article VIII, Section 8.2 of the Registrant’s LLC Agreement provides:

     The Company shall indemnify each of its Directors, officers, employees and agents (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses (including amounts paid in satisfaction of judgments, in compromise, as fines and penalties, and as counsel fees) reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, in which he may be involved or with which he may be threatened, while in office or thereafter, by reason of his being or having been such a Director, officer, employee or agent, except with respect to any matter as to which he shall have been adjudicated to have acted in bad faith, willful misfeasance, gross negligence or reckless disregard of his duties; provided, however, that as to any matter disposed of by a compromise payment by such Person, pursuant to a consent decree or otherwise, no indemnification either for said payment or for any other expenses shall be provided unless there has been a determination that such Person did not engage in willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office by the court or other body approving the settlement or other disposition or, in the absence of a judicial determination, by a reasonable determination, based upon a review of readily available facts (as opposed to a full trial-type inquiry), that he did not engage in such conduct, which determination shall be made by a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the action, suit

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or proceeding, or by written opinion from independent legal counsel approved by the Directors. The rights accruing to any Person under these provisions shall not exclude any other right to which he may be lawfully entitled; provided that no Person may satisfy any right of indemnity or reimbursement granted herein or to which he may be otherwise entitled except out of the Company Property. The Directors may make advance payments in connection with indemnification under this Section 8.2; provided that any advance payment of expenses by the Company to any Director, officer, employee or agent shall be made only upon the undertaking by such Director, officer, employee or agent to repay the advance unless it is ultimately determined that he is entitled to indemnification as above provided, and only if one of the following conditions is met:

     (a) the Director, officer, employee or agent to be indemnified provides a security for his undertaking; or

     (b) the Company shall be insured against losses arising by reason of any lawful advances; or

     (c) there is a determination, based on a review of readily available facts, that there is reason to believe that the Director, officer, employee or agent to be indemnified ultimately will be entitled to indemnification, which determination shall be made by:

(i)	a majority of a quorum of Directors who are neither Interested Persons of the Company nor parties to the Proceedings; or

(ii)	an independent legal counsel in a written opinion.

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Article VIII, Section 8.3 of the Registrant’s LLC Agreement further provides:

Nothing contained in Sections 8.1 or 8.2 hereof shall protect any Director or officer of the Company from any liability to the Company or its Holders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Nothing contained in Sections 8.1 or 8.2 hereof or in any agreement of the character described in Section 4.1 or 4.2 hereof shall protect any Investment Adviser to the Company against any liability to the Company to which he would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of his or its duties to the Company, or by reason of his or its reckless disregard to his or its obligations and duties under the agreement pursuant to which he serves as Investment Adviser to the Company.

As permitted by Article VIII, Section 8.6, the Registrant may insure its Directors and officers against certain liabilities, and certain costs of defending claims against such Directors and officers, to the extent such Directors and officers are not found to have committed conduct constituting conflict of interest, intentional non-compliance with statutes or regulations or dishonest, fraudulent or criminal acts or omissions. The Registrant will purchase an insurance policy to cover such indemnification obligation. The insurance policy also will insure the Registrant against the cost of indemnification payments to Directors and officers under certain circumstances. Insurance will not be purchased that protects, or purports to protect, any Director or officer from liability to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

The Registrant hereby undertakes that it will apply the indemnification provisions of its LLC Agreement and By-Laws in a manner consistent with Release No. 11330 of the Securities and Exchange Commission under the Investment Company Act so long as the interpretation of Sections 17(h) and 17(i) of such Act remain in effect and are consistently applied.

Item 31. Business and Other Connections of The Investment Adviser.

See Item 10 in Part A and Item 19 in Part B of the Registrant’s Registration Statement regarding the business of the Manager. Information relating to the business, profession, vocation or employment of a substantial nature engaged in by the Manager or any of its officers and directors during the past two years is incorporated herein by reference from Item 31 in Part C of the Funds For Institutions Series Registration Statement on Form N-1A.

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Item 32. Principal Underwriters.

BRIL acts as the principal underwriter or the placement agent, as applicable, for each of the following open-end registered investment companies, including the Registrant:

BBIF Government Securities Fund
BBIF Money Fund
BBIF Tax-Exempt Fund
BBIF Treasury Fund
BIF Government Securities Fund
BIF Money Fund
BIF Multi-State Municipal Series Trust
BIF Tax-Exempt Fund
BIF Treasury Fund
BlackRock Balanced Capital Fund, Inc.
BlackRock Basic Value Fund, Inc.
BlackRock Bond Allocation Target Shares
BlackRock Bond Fund, Inc.
BlackRock California Municipal Series Trust
BlackRock Capital Appreciation Fund, Inc.
BlackRock Emerging Markets Fund, Inc.
 BlackRock Equity Dividend Fund
BlackRock EuroFund
BlackRock Financial Institutions Series Trust
BlackRock Focus Growth Fund, Inc.
BlackRock Funds
BlackRock Funds II
BlackRock Funds III
BlackRock Global Allocation Fund, Inc.
BlackRock Global Dynamic Equity Fund
BlackRock Global SmallCap Fund, Inc.
BlackRock Index Funds, Inc.
BlackRock Large Cap Series Funds, Inc.
BlackRock Latin America Fund, Inc.
BlackRock Liquidity Funds
BlackRock Master LLC
BlackRock Mid Cap Value Opportunities Series, Inc.
BlackRock Multi-State Municipal Series Trust

BlackRock Municipal Bond Fund, Inc.
BlackRock Municipal Series Trust
BlackRock Natural Resources Trust
BlackRock Pacific Fund, Inc.
BlackRock Series Fund, Inc.
BlackRock Series, Inc.
BlackRock Value Opportunities Fund, Inc.
BlackRock Variable Series Funds, Inc.
BlackRock World Income Fund, Inc.
FDP Series, Inc.
Funds For Institutions Series
iShares, Inc.
iShares MSCI Emerging Markets Small Cap Index Fund, Inc.
iShares MSCI Russia Capped Index Fund, Inc.
iShares Trust
Managed Account Series
Master Basic Value LLC
Master Bond LLC
Master Focus Growth LLC
Master Government Securities LLC
Master Institutional Money Market LLC
Master Investment Portfolio
Master Large Cap Series LLC
Master Money LLC
Master Tax-Exempt LLC
Master Treasury LLC
Master Value Opportunities LLC
Quantitative Master Series LLC
Ready Assets Prime Money Fund
Ready Assets U.S.A. Government Money Fund
Ready Assets U.S. Treasury Money Fund
Retirement Series Trust

BRIL also acts as the principal underwriter and placement agent, as applicable, for the following closed-end registered investment company:

BlackRock Fixed Income Value Opportunities

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(b) Set forth below is information concerning each director and officer of BRIL. The principal business address of each such person is 40 East 52nd Street, New York, New York 10022.

Name	Position(s) and Office(s) with BRIL	Position(s) and Office(s) with Registrant
Laurence Fink	Chairman and Member, Board of Managers	None
Francis Porcelli	Chief Executive Officer and Managing Director	None
Anne Ackerley	Managing Director	None
Rick Froio	Chief Compliance Officer and Assistant Secretary	None
Paul Greenberg	Chief Financial Officer, Treasurer and Managing Director	None
John Blevins	Managing Director and Assistant Secretary	None
Brenda Sklar	Managing Director	None
Richard Turnill	Managing Director (FSA Approved)	None
Daniel Adams	Vice President	None
Stephen Hart	Vice President and Assistant Secretary	None
Robert Kapito	Member, Board of Managers	None
Daniel Waltcher	Member, Board of Managers	None

(c) Not applicable.

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Item 33. Location of Accounts and Records.

        All accounts, books and other documents required to be maintained by Section 31(a) of the Investment Company Act and the rules thereunder are maintained at the offices of:

(a) Registrant, One Financial Center, 32nd Floor, Boston, Massachusetts 02111.

(b) BlackRock Investments, LLC, 40 East 52nd Street, New York, New York 10022 (records relating to its functions as Distributor and placement agent).

(c) BlackRock Advisors, LLC, 100 Bellevue Parkway, Wilmington, Delaware 19809 (records relating to its functions as investment adviser).

(d) State Street Bank and Trust Company, 100 Summer Street, Boston, Massachusetts 02110 (records relating to its functions as custodian and dividend disbursing agent).

Item 34. Management Services.

Other than as set forth or incorporated by reference in Item 10 of the Trust’s Part A and Item 17 and Item 19 in Part B of the Trust’s Registration Statement, the Registrant is not a party to any management-related service contract.

Item 35. Undertakings.

Not applicable.

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SIGNATURES

Master Institutional Money Market LLC has duly caused this Registration Statement to be signed on its behalf by the undersigned, duly authorized, in the City of New York and State of New York, on the 28th day of August, 2012.

MASTER INSTITUTIONAL MONEY MARKET LLC

By:	/s/ JOHN M. PERLOWSKI (John M. Perlowski, President and Chief Executive Officer)

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